Exhibit 10.1

EXECUTION VERSION

EIGHTH AMENDMENT TO SECOND AMENDED AND RESTATED
FIRST LIEN CREDIT AGREEMENT

This EIGHTH AMENDMENT TO SECOND AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT (“Amendment”), dated as of May 23, 2014 (the “Effective Date”), is by and among Energy XXI Gulf Coast, Inc., a Delaware corporation (the “Borrower”), the lenders party to the Credit Agreement described below (the “Lenders”), The Royal Bank of Scotland plc, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties in the capacities herein identified.

RECITALS

WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other Persons are parties to the Second Amended and Restated First Lien Credit Agreement, dated as of May 5, 2011, as amended by the First Amendment to Second Amended and Restated First Lien Credit Agreement dated as of October 4, 2011, by the Second Amendment to Second Amended and Restated First Lien Credit Agreement dated as of May 24, 2012, by the Third Amendment to Second Amended and Restated First Lien Credit dated as of October 19, 2012, by the Fourth Amendment to Amended and Restated First Lien Credit Agreement dated as of April 9, 2013, by the Fifth Amendment to Second Amended and Restated First Lien Credit Agreement dated as of May 1, 2013, by the Sixth Amendment to Second Amended and Restated First Lien Credit Agreement dated as of September 27, 2013 and by the Seventh Amendment to Second Amended and Restated First Lien Credit Agreement dated as of April 7, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Administrative Agent, the Swing Line Lender, each Issuer, and the Lenders amend the Credit Agreement in certain respects as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1.          Definitions. Capitalized terms used herein but not defined herein shall have the meanings as given them in the Credit Agreement, unless the context otherwise requires.

Section 2.          Amendment to the Credit Agreement.

Effective as of the Eighth Amendment Effective Date (hereinafter defined):

(a)          Throughout the Credit Agreement, each occurrence of the defined term “NGP” and each occurrence of the defined term “Energy XXI Natural Gas Partners” are deleted and replaced with the defined term “M21K”.

(b)          Section 1.1 of the Credit Agreement is hereby amended by deleting the following definitions: “2010 Noteholders”; “2011 Noteholders”; “2013 Noteholders”; “Indenture”; ““NGP” or “Energy XXI Natural Gas Partners LLC””; and “Sixth Amendment Effective Date”.

(c)          Section 1.1 of the Credit Agreement is hereby further amended by adding the following definitions thereto in alphabetical order:

“2011 EPL Debt” means the Indebtedness under the 2011 EPL Notes Indenture, the 2011 EPL Notes and the other 2011 EPL Debt Documents, and any Refinancing of such Indebtedness to the extent permitted in accordance with the terms hereof.

“2011 EPL Debt Documents” means the 2011 EPL Notes Indenture, the 2011 EPL Notes, and the other agreements, certificates, documents and instruments delivered in connection with any of the foregoing, and such corresponding agreements, certificates, documents and instruments for any Refinancing of the 2011 EPL Debt.

“2011 EPL Notes” means EPL’s 8.25% notes due 2018 and shall have the meaning given the term “Notes” as defined in the 2012 EPL Notes Indenture.

“2011 EPL Notes Indenture” means that certain Indenture dated as of February 14, 2011, pursuant to which the 2011 EPL Notes were issued, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.11.

“2012 EPL Debt” means the Indebtedness under the 2012 EPL Notes Indenture, 2012 EPL Notes and the other 2012 EPL Debt Documents, and any Refinancing of such Indebtedness to the extent permitted in accordance with the terms hereof.

“2012 EPL Debt Documents” means the 2012 EPL Notes Indenture, the 2012 EPL Notes, and the other agreements, certificates, documents and instruments delivered in connection with any of the foregoing, and such corresponding agreements, certificates, documents and instruments for any Refinancing of the 2012 EPL Debt.

“2012 EPL Notes” means EPL’s 8.25% notes due 2018 and shall have the meaning given the term “Notes” as defined in the 2012 EPL Notes Indenture.

-2-	-EXXI Eighth Amendment-

“2012 EPL Notes Indenture” means that certain Indenture, dated as of October 25, 2012, pursuant to which the 2012 EPL Notes were issued, as amended, supplemented, amended and restated, Refinanced or otherwise modified from time to time in accordance with Section 7.2.11.

“2014 Debt” means the Indebtedness under the 2014 Notes Indenture, the 2014 Notes and the other 2014 Debt Documents, and any Refinancing of such Indebtedness to the extent permitted in accordance with the terms hereof.

“2014 Debt Documents” means the 2014 Notes Indenture, the 2014 Notes, and the other agreements, certificates, documents and instruments delivered in connection with any of the foregoing, and such corresponding agreements, certificates, documents and instruments for any Refinancing of the 2014 Debt.

“2014 Notes” means the Borrower’s 6.875% senior unsecured notes due 2024 and shall have the meaning given the term “Notes” as defined in the 2014 Notes Indenture; for the avoidance of doubt, the “2014 Notes” shall include any Notes (as defined in the 2014 Notes Indenture) issued under the 2014 Notes Indenture in capitalization of Borrower’s interest payment obligations on then outstanding 2014 Notes.

“2014 Notes Indenture” means that certain Indenture, dated on or about May 27, 2014, pursuant to which the 2014 Notes were issued, as amended, supplemented, amended and restated, Refinanced or otherwise modified from time to time in accordance with Section 7.2.11.

“Aggregate Available Commitment” means at any time the positive difference, if any, of (i) the Aggregate Commitment at such time minus (ii) the EPL Loan Availability at such time; and for clarification, at Disqualifying Condition Termination, “Aggregate Available Commitment” shall be equal to the Aggregate Commitment.

“Aggregate EPL Commitment” means, unless decreased pursuant to Section 2.2(b), an amount equal to the EPL Borrowing Base, and if reduced pursuant to Section 2.2(b), the amount to which it is so reduced; provided that notwithstanding the foregoing or the definition of Available Borrower Borrowing Base, unless the Administrative Agent shall agree in its reasonable discretion no such reduction pursuant to Section 2.2(b) shall have the effect of increasing the Available Borrower Borrowing Base.

“ASC” means the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC).

“Available Borrower Borrowing Base” means the positive difference, if any, of (i) the Borrowing Base minus (ii) the EPL Borrowing Base at such applicable time of calculation; and for clarification, after Disqualifying Condition Termination, “Available Borrower Borrowing Base” shall be equal to the Borrowing Base.

-3-	-EXXI Eighth Amendment-

“Disqualifying Condition Termination” means that (i) either (a) the 2011 EPL Notes have been paid in full, (b) Covenant Defeasance (as such term is defined in the 2011 EPL Notes Indenture) has occurred or (c) Legal Defeasance (as such term is defined in the 2011 EPL Notes Indenture) has occurred and (ii) either (a) the 2012 EPL Notes have been paid in full, (b) Covenant Defeasance (as such term is defined in the 2012 EPL Notes Indenture) has occurred or (c) Legal Defeasance (as such term is defined in the 2012 EPL Notes Indenture has occurred.

“Eighth Amendment” means the Eighth Amendment to Second Amended and Restated First Lien Credit Agreement dated as of May 23, 2014 among the Borrower, EPL, the Lenders, the Administrative Agent and the other Persons party thereto.

“Eighth Amendment Effective Date” means the date when the conditions set forth in Section 6(b) of the Eighth Amendment have been satisfied.

“EPL” means EPL Oil & Gas, Inc.

“EPL Acquisition” means the acquisition of EPL by the Borrower pursuant to the terms of that certain Agreement and Plan of Merger dated as of March 12, 2014 among Parent, the Borrower, Clyde Merger Sub, Inc. and EPL.

“EPL Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.8, as the same may be adjusted from time to time in accordance with the terms hereof; and for clarification, at Disqualifying Condition Termination, “EPL Borrowing Base” shall be zero.

“EPL Borrowing Base Deficiency” is defined in Section 3.1.1(c).

“EPL Collateral” means any Collateral pledged or encumbered by any EPL Obligor pursuant to the Loan Documents.

“EPL Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s EPL Loans.

“EPL Lender” is defined in clause (ii) of Section 2.1.1(a).

“EPL Loan Availability” means, (i) on any date when the Aggregate EPL Commitment exceeds the EPL Borrowing Base, an amount equal to the EPL Borrowing Base in effect on such date and (ii) on any date when the EPL Borrowing Base equals or exceeds the Aggregate EPL Commitment, an amount equal to the Aggregate EPL Commitment in effect on such date; and for clarification, at Disqualifying Condition Termination, “EPL Loan Availability” shall be zero.

-4-	-EXXI Eighth Amendment-

“EPL Loan Commitment” means, as to any Lender, the obligations of such Lender, if any, to make EPL Loans in an aggregate principal amount not to exceed such Lender’s Percentage of the Aggregate EPL Commitment.

“EPL Loan Commitment Termination Date” means the earliest of

(a)          the Stated Maturity Date;

(b)          the date on which the Aggregate EPL Commitment is terminated in full or reduced to zero pursuant to the terms of this Agreement;

(c)          the date on which any Commitment Termination Event occurs; and

(d)          the Loan Commitment Termination Date.

Upon the occurrence of any event described above, the EPL Loan Commitments shall terminate automatically and without any further action.

“EPL Loans” is defined in clause (ii) of Section 2.1.1(a).

“EPL Mortgage” means any Mortgage with any EPL Obligor as grantor or mortgagor.

“EPL Mortgaged Properties” is defined in Section 7.1.1(m).

“EPL Note” means a promissory note of EPL payable to any EPL Lender, in the form of Exhibit A-3 to the Eighth Amendment (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of EPL to such EPL Lender resulting from outstanding EPL Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“EPL Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of EPL and its Subsidiaries arising under or in connection with any Loan Document, including the principal of and premium, if any, and interest (including interest accruing (or which would have accrued) during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the EPL Loans. For sake of clarity, the EPL Obligations shall include all Hedging Obligations of any EPL Obligor that is a Guarantor in respect of transactions under Hedging Agreements entered into with any Lender or Affiliate of any Lender at the time such Lender is a Lender hereunder or in effect between such EPL Obligor and such Lender or Affiliate of such Lender on the Eighth Amendment Effective Date, as applicable. Notwithstanding the foregoing, with respect to any EPL Obligor (other than EPL), the term “EPL Obligations” shall not include Excluded Swap Obligations.

-5-	-EXXI Eighth Amendment-

“EPL Obligors” means EPL and any Subsidiary thereof that is obligated under any Loan Document.

“EPL Pledge and Security Agreement” means the Pledge and Security Agreement and Irrevocable Proxy executed and delivered by an Authorized Officer of EPL, substantially in the form of the Borrower Pledge and Security Agreement (with such modifications thereto as are reasonably acceptable to the Administrative Agent) as amended, supplemented, amended and restated or otherwise modified from time to time.

“EPL Senior Unsecured Debt Documents” means, collectively, the 2011 EPL Debt Documents and the 2012 EPL Debt Documents.

“EXXI Guaranty” means the Borrower’s Guaranty in a form reasonably acceptable to the Administrative Agent, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Joinder Agreement” has the meaning provided in the Eighth Amendment.

“M21K” means M21K, LLC f/k/a Energy XXI Natural Gas Partners, LLC, a Delaware limited liability company and Affiliate of Parent, engaged in the business of acquiring and operating certain types of natural gas and other hydrocarbon-related assets and other assets incidental or ancillary thereto.

“Prepayment Conditions” means that with respect to any payment or prepayment under Section 7.2.15 or 7.2.21 (i) no Default, Borrowing Base Deficiency or EPL Borrowing Base Deficiency exists or will be caused thereby, (ii) at the time of such payment or prepayment the sum of (x) an amount equal to the difference of (A) the lesser of the Aggregate Available Commitment and the Available Borrower Borrowing Base less (B) the aggregate of all Credit Exposure of the Lenders plus (y) the aggregate amount of all unencumbered (other than an encumbrance granted under the Loan Documents) cash and Cash Equivalent Investments of the Borrower and its Subsidiaries (other than, prior to Disqualifying Condition Termination, the EPL Obligors) after giving effect to such payment or prepayment shall equal or exceed $150,000,000 and (iii) the aggregate amount of all such payments and prepayments from and after the Eighth Amendment Effective Date shall not exceed the aggregate of (x) the amount of Permitted Unsecured Indebtedness incurred after April 1, 2014 plus (y) the aggregate amounts of the Senior Unsecured Debt Refinanced on and after April 1, 2014 plus (z) the aggregate amount of 2014 Debt issued by the Borrower.

“Proposed EPL Borrowing Base” is defined in Section 2.8.11.

-6-	-EXXI Eighth Amendment-

“Refinance, Refinancing or Refinanced” shall mean, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund, such Refinanced Indebtedness; provided that such Indebtedness is on No Less Favorable Terms and Conditions than the Refinanced Indebtedness; provided, however, that any Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund, any or all of the 2011 EPL Debt and/or the 2012 EPL Debt may be issued or incurred by the Borrower, guaranteed by the Subsidiaries of the Borrower (in addition to EPL and its Subsidiaries) and have terms and conditions generally applicable in respect of the Borrower and its Subsidiaries (in addition to EPL and its Subsidiaries) and shall not be considered to not be on No Less Favorable Terms and Conditions as such 2011 EPL Debt and/or 2012 EPL Debt in respect thereof (including, without limitation, on the basis of clauses (c) and (e) under the definition of No Less Favorable Terms and Conditions).

“Required EPL Percentages” is defined in Section 7.1.11.

“Senior Unsecured Debt” means, collectively, the Indebtedness arising pursuant to the Senior Unsecured Debt Documents.

(d)          Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the following definitions in their entirety to read as follows:

“2010 Debt Documents” means the 2010 Notes Indenture, the 2010 Notes and the other agreements, certificates, documents and instruments delivered in connection with any of the foregoing, and such corresponding agreements, certificates, documents and instruments for any Refinancing of the 2010 Debt.

“2011 Debt Documents” means the 2011 Notes Indenture, the 2011 Notes and the other agreements, certificates, documents and instruments delivered in connection with any of the foregoing, and such corresponding agreements, certificates, documents and instruments for any Refinancing of the 2011 Debt.

“2013 Debt Documents” means the 2013 Notes Indenture, the 2013 Notes, and the other agreements, certificates, documents and instruments delivered in connection with any of the foregoing, and such corresponding agreements, certificates, documents and instruments for any Refinancing of the 2013 Debt.

-7-	-EXXI Eighth Amendment-

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to (i) fund any portion of its Loans within two Business Days, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and with supporting facts) has not been satisfied, or (ii) participations in Letters of Credit or any portion of the Swing Line Loans within two (2) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, any Issuer or the Swing Line Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within three (3) Business Days after written request by the Administrative Agent, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans, participations in then outstanding Letters of Credit or Swing Line Loans (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it or has taken any corporate or board or other action seeking or agreeing to the appointment of any such Person; provided, that a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender or the exercise of control over a Lender or Person controlling such Lender by a Governmental Authority or an instrumentality thereof. Any determination by the Administrative Agent that a Lender is a Defaulting Lender hereunder shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower, each Issuing Bank, each Swing Line Lender and each Lender.

“EBITDA” means, for any applicable period and with the respect to the Borrower and its consolidated Subsidiaries, the sum of (a) Net Income, plus (b) to the extent deducted in determining Net Income, the sum of (i) amounts attributable to amortization, depletion and depreciation of assets, (ii) income tax expense, (iii) interest expense (whether in cash or non-cash form) for such period, (iv) reasonable transaction fees and expenses incurred in connection with negotiation, execution and delivery of this Agreement, the other Loan Documents and the negotiation, execution and delivery and consummation of the EPL Acquisition, any Senior Unsecured Debt Documents, any Permitted Unsecured Indebtedness and any Refinancing of any thereof and (v) expenses associated with the exploration of Properties of any of the EPL Obligors; provided, however, that (A) for the Fiscal Quarter ending March 31, 2014, EBITDA for such Fiscal Quarter shall be deemed to be equal to $260,625,000, (B) for the Fiscal Quarter ending December 31, 2013, EBITDA for such Fiscal Quarter shall be deemed to be equal to $245,284,002, (C) for the Fiscal Quarter ending September 30, 2013, EBITDA for such Fiscal Quarter shall be deemed to be equal to $295,318,193, and (D) for the Fiscal Quarter ending June 30, 2013, EBITDA for such Fiscal Quarter shall be deemed to be equal to $351,673,494; provided, further, that any calculation of EBITDA hereunder for any applicable period shall be made using an EBITDA for such applicable period calculated on a pro forma basis (inclusive of any acquisitions and/or divestitures, if any, of assets or equity interests made during such applicable period as if such acquisitions or divestitures had been made at the beginning of such applicable period).

-8-	-EXXI Eighth Amendment-

“FATCA” means Section 1471 through 1474 of the Code as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any applicable Treasury regulations or published administrative guidance promulgated thereunder and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Letter of Credit Commitment Termination Date” means the date that is five Business Days prior to the Loan Commitment Termination Date; provided that notwithstanding the foregoing, the Letter of Credit Commitment Termination Date shall be June 8, 2017, unless prior to such date, the 2010 Notes have been prepaid, redeemed or Refinanced as permitted hereunder (including as provided in Section 7.2.2(b) or Section 7.2.15), and provided, further that the Letter of Credit Commitment Termination Date shall be August 10, 2017, unless prior to such date, the 2011 EPL Notes and the 2012 EPL Notes have been prepaid, redeemed or Refinanced as permitted hereunder (including as provided in Section 7.2.2(b) or Section 7.2.23).

“Loan Commitment” means, relative to any Lender, such Lender’s obligation (if any) to make and/or hold Revolving Loans pursuant to Section 2.1.1(a)(i) and, prior to Disqualifying Condition Termination, such Lender’s obligation (if any) to make and/or hold EPL Loans pursuant to Section 2.1.1(a)(ii).

“Loan Documents” means, collectively, this Agreement, the Notes, the Joinder Agreement, the Letters of Credit, each Hedging Agreement between the Borrower or EPL (or any of their Subsidiaries) and any Approved Counterparty that is or was a Lender or an Affiliate thereof at the time such Approved Counterparty entered into such Hedging Agreement or in effect between such Lender or Affiliate of such Lender on the Eighth Amendment Effective Date, as applicable, the Fee Letter, each Security Document, each Guaranty, each Borrowing Request, each Issuance Request, and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.

-9-	-EXXI Eighth Amendment-

“Revolving Loan Availability” means, (i) at any time prior to Disqualifying Condition Termination (A) on any date when the Aggregate Available Commitment exceeds the Available Borrower Borrowing Base, an amount equal to the Available Borrower Borrowing Base in effect on such date less the Swing Line Loan Commitment Amount in effect on such date and (B) on any date when the Available Borrower Borrowing Base equals or exceeds the Aggregate Available Commitment, an amount equal to the Aggregate Available Commitment in effect on such date less the Swing Line Loan Commitment Amount in effect on such date and (ii) at any time after Disqualifying Condition Termination (A) on any date when the Aggregate Commitment exceeds the Borrowing Base, an amount equal to the Borrowing Base in effect on such date less the Swing Line Loan Commitment Amount in effect on such date and (B) on any date when the Borrowing Base equals or exceeds the Aggregate Commitment, an amount equal to the Aggregate Commitment in effect on such date less the Swing Line Loan Commitment Amount in effect on such date. In the event that the Swing Line Lender gives notice of a Mandatory Borrowing pursuant to Section 2.3.2, the Swing Line Loan Commitment Amount will be reduced to zero automatically upon the giving of such notice.

“Secured Parties” means, collectively, (a) the Lenders, (b) the Issuers, (c) the Administrative Agent and the other Agents, and (d) each Approved Counterparty to a Hedging Agreement with the Borrower or EPL (or any of their Subsidiaries that is a Guarantor) that is or was a Lender or an Affiliate thereof at the time such Approved Counterparty entered into such Hedging Agreement or that was in effect between such Obligor and such Lender or such Affiliate of such Lender on the Eighth Amendment Effective Date (provided that such Approved Counterparty is a Secured Party only for purposes of each such Hedging Agreement so entered or such Hedging Agreement as was in effect and not for any Hedging Agreements entered into after such Approved Counterparty ceases to be a Lender or Affiliate thereof), and in each case each of their respective successors, transferees and assigns.

“Senior Unsecured Debt Documents” means, collectively, the 2010 Debt Documents, the 2011 Debt Documents, the 2013 Debt Documents, the 2014 Debt Documents, the 2011 EPL Debt Documents and the 2012 EPL Debt Documents.

“Stated Maturity Date” means April 9, 2018; provided that in the event that the 2010 Notes are not prepaid, redeemed or Refinanced as permitted hereunder (including as provided in Section 7.2.2(b) or Section 7.2.15) on or prior to June 15, 2017, then the Stated Maturity Date shall automatically without further action or notice be June 15, 2017; provided, further, that in the event that the 2011 EPL Notes and the 2012 EPL Notes are not prepaid, redeemed or Refinanced as permitted hereunder (including as provided in Section 7.2.2(b) or Section 7.2.23) on or prior to August 15, 2017, then the Stated Maturity Date shall automatically without further action or notice be August 15, 2017.

“Total Exposure Amount” means, on any date of determination (and without duplication), the sum of the outstanding principal amount of all Revolving Loans, EPL Loans, the aggregate amount of all Letter of Credit Outstandings and unpaid Reimbursement Obligations and the unfunded amount of the Revolving Loan Commitments, the EPL Loan Commitments, the Swing Line Loan Commitment and the Letter of Credit Commitments.

-10-	-EXXI Eighth Amendment-

“Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Credit Exposures and EPL Credit Exposures (if any) of the Lenders on such day, and the denominator of which is the lesser of (i) the Borrowing Base or (ii) the Aggregate Commitment in effect on such day.

(e)          Section 1.1 of the Credit Agreement is hereby further amended by deleting the word “refinancing” and inserting in place thereof the defined term “Refinancing” in the following definitions: “2010 Debt”; “2010 Notes Indenture”; 2011 Debt”; “2011 Notes Indenture”; “2013 Debt” and “2013 Notes Indenture”.

(f)          Section 1.1 of the Credit Agreement is hereby further amended by deleting each instance of the phrase “Statement of Financial Accounting Standards 133 and 143” and inserting in place thereof “ASC 410 and 815”.

(g)          Section 1.1 of the Credit Agreement is hereby further amended by amending each of the following defined terms as specified below:

(i)          “Aggregate Commitment” is hereby amended by inserting “and the EPL Loan Commitments” immediately following “means the aggregate of the Revolving Loan Commitments”.

(ii)         “Applicable Margin” is hereby amended by deleting the sentence “If at any time the Borrower fails to deliver a Reserve Report pursuant to Section 2.8.2 or 2.8.3, then the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level until such time as such Reserve Report has been delivered.” and inserting in place thereof the following sentence “If (i) at any time, the Borrower or (ii) prior to the Disqualifying Condition Termination, EPL fails to deliver a Reserve Report pursuant to Section 2.8.2 or 2.8.3, then the “Applicable Margin” means the rate per annum set forth on the grid when the applicable Borrowing Base Utilization Percentage is at its highest level until such time as such Reserve Report has been delivered.”

(iii)        “Approved Counterparties” is hereby amended by deleting “the Borrower” and inserting in place thereof “any of the Borrower and its Subsidiaries (including any EPL Obligor)”.

(iv)        “Borrowing Request” is hereby amended by inserting “or EPL” immediately following “the Borrower”.

(v)         “Change of Control” is hereby amended by inserting “and EPL” immediately following “EXXI GOM”.

(vi)        “Commitment” is hereby amended by inserting “, EPL Loan Commitment” immediately following “Letter of Credit Commitment”.

-11-	-EXXI Eighth Amendment-

(vii)       “Commitment Amount” is hereby amended by inserting “, the Aggregate Available Commitment, the Aggregate EPL Commitment” immediately following “the Swing Line Loan Commitment Amount”.

(viii)      “Commitment Schedule” is hereby amended by (x) deleting “attached to this Agreement” and inserting in place thereof “attached to the Eighth Amendment”, (y) inserting “, EPL” immediately following “the Borrower” and (z) inserting “or EPL Loan Commitment” immediately following “a Lender’s Revolving Loan Commitment”.

(ix)         “Commitment Termination Date” is hereby amended by inserting “the EPL Loan Commitment Termination Date” immediately following “the Letter of Credit Commitment Termination Date”.

(x)          “Commitment Termination Event” is hereby amended by inserting “or, prior to Disqualifying Condition Termination, EPL,” immediately following “the occurrence of any Event of Default with respect to the Borrower”.

(xi)         “Consolidated Net Income” is hereby amended by deleting “SFAS 133” and inserting in place thereof “ASC 815”.

(xii)        “Continuation/Conversion Notice” is hereby amended by deleting “the Borrower” and inserting in place thereof “, as applicable, the Borrower or, prior to Disqualifying Condition Termination, EPL,”.

(xiii)       “Credit Exposure” is hereby amended by deleting “Lender’s Loans” and inserting in place thereof “Lender’s Revolving Loans”.

(xiv)       “Excluded Swap Obligations” is hereby amended by inserting “and EPL” after “Borrower” in the following parenthetical “(other than Borrower)”.

(xv)        “Guarantor” is hereby amended by inserting “the Borrower (with respect to the EPL Obligations),” immediately following “Intermediate Holdco”.

(xvi)       “Guaranty” is hereby amended by (y) inserting “the EXXI Guaranty,” immediately prior to “the Subsidiary Guaranties” and (z) inserting “and the EPL Obligations (in accordance with the terms of this Agreement)” immediately prior to “as a guarantor”.

(xvii)      “Impermissible Qualification” is hereby amended by inserting “or EPL, as the case may be,” immediately following “the effect of which would be to cause the Borrower”, appearing in clause (c) of such definition.

(xviii)     “Interest Expense” is hereby amended by deleting the phrase beginning with the word “with” and ending at the termination of such definition and inserting in place of such phrase the following phrase: “with (i) this Agreement and the other Loan Documents, (ii) the Existing Credit Agreement and the “Loan Documents” thereunder, (iii) the Senior Unsecured Debt Documents and (iv) the Permitted Unsecured Debt Documents.

-12-	-EXXI Eighth Amendment-

(xix)       “Interest Period” is hereby amended by inserting “(and prior to Disqualifying Condition Termination, EPL) immediately following “(y) the Borrower”.

(xx)        “Lenders” is hereby amended by deleting “and (iii)” and inserting in place thereof the phrase “(iii) the EPL Lenders and (iv)”.

(xxi)       “LIBO Rate” is hereby amended by (x) deleting “British Bankers’ Association Interest Settlement Rates” and inserting in place thereof “London interbank offered rate administered by ICE Benchmark Administration Limited”, (y) deleting “the British Bankers’ Association” and inserting in place thereof “ICE Benchmark Administration Limited” and (z) inserting “, provided, if any such rate is below zero, the LIBO Rate will be deemed to be zero.” immediately following the phrase “the commencement of the Discontinued Interest Period”.

(xxii)      “LIBO Rate (Reserve Adjusted)” is hereby amended by deleting the phrase “rounded upwards, if necessary,” and inserting in place thereof the phrase “rounded (if not equal to any 1/16 of 1%) upwards”.

(xxiii)     “Loan” is hereby amended by inserting “, an EPL Loan” immediately following “a Revolving Loan”.

(xxiv)     “No Less Favorable Terms and Conditions” is hereby amended by (i) deleting the word “refinancing” as it appears throughout such definition and inserting in place thereof the defined term “Refinancing” and (ii) inserting the phrase “or add any security” immediately following “change the security, if any,” in clause (d) of such definition.

(xxv)      “Note” is hereby amended by inserting “, an EPL Note” immediately following “a Revolving Note”.

(xxvi)     “Obligations” is hereby amended by deleting the sentence that begins with “For sake of clarity” and replacing it with the following sentence “For sake of clarity, the Obligations shall include all Hedging Obligations of any Obligor in respect of transactions under Hedging Agreements entered into with any Lender or Affiliate of any Lender at the time such Lender is a Lender hereunder or in effect between such Obligor and such Lender or such Affiliate of any Lender on the Eighth Amendment Effective Date, as applicable.”

(xxvii)    “Operating Agreement” is hereby amended by deleting the phrase “to be entered into” and inserting in place thereof the phrase “dated July 19, 2012”.

-13-	-EXXI Eighth Amendment-

(xxviii)    “Percentage” is hereby amended by inserting “, EPL Loan Commitment” immediately after “any Loan Commitment”.

(xxix)      “Permitted Acquisition” is hereby amended by (x) deleting “means an acquisition” and inserting in place thereof the phrase “means the EPL Acquisition and any other acquisition” and (y) deleting from clause (c) of such definition the phrase “and no Default or Borrowing Base Deficiency” and inserting in place thereof the phrase “and no Default, Borrowing Base Deficiency or EPL Borrowing Base Deficiency”.

(xxx)        “Reference LIBO Rate” is hereby amended by (x) deleting “British Bankers’ Association Interest Settlement Rates” and inserting in place thereof “London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person which takes over the administration of that rate)” and (y) deleting the phrase that begins with “the British Bankers’ Association” and ends with the period concluding such definition and inserting in place thereof the phrase “the ICE Benchmark Administration Limited as an authorized information vendor for the purpose of displaying such rates.”.

(xxxi)      “Reserve Report” is hereby amended by (x) deleting the phrase “the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and its Subsidiaries that the Borrower wishes to include in the Borrowing Base,” and inserting in place thereof the phrase “the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and its Subsidiaries (including EPL and its Subsidiaries) that the Borrower or, of EPL and its Subsidiaries, that EPL, wishes to include in the Borrowing Base or the EPL Borrowing Base, as applicable,” (y) inserting the phrase “(including EPL and its Subsidiaries) and, prior to Disqualifying Condition Termination, of EPL and its Subsidiaries, as applicable,” immediately following the phrase “Borrower and its Subsidiaries” appearing in clause (a) of such definition and (z) inserting “and EPL’s” immediately following “Borrower’s” appearing in clause (b) of such definition.

(xxxii)     “Revolving Loan Commitment” is hereby amended by deleting “hereof.” at the conclusion of such definition and inserting in place thereof the following phrase “hereof; and for clarification, at Disqualifying Condition Termination, the Revolving Loan Commitment of any Lender shall be equal to the sum of such Lender’s Revolving Loan Commitment and EPL Loan Commitment immediately prior thereto.”

(xxxiii)    “Security Agreement” is hereby amended by inserting the phrase “and the EPL Pledge and Security Agreement, substantially in a form reasonably satisfactory to the Administrative Agent” immediately following the phrase “Exhibit G-1 or G-2 hereto (as the case may be)”.

-14-	-EXXI Eighth Amendment-

(xxxiv)     “Six-Month Forecast Production Low” is hereby amended by inserting “relevant” immediately prior to the defined terms “Obligor’s” and “Obligors,’” appearing in such definition.

(xxxv)      “Swing Line Loan Commitment Amount” is amended by deleting the defined term “Borrowing Base” and inserting in place thereof the defined term “Available Borrower Borrowing Base”.

(xxxvi)     “Termination Date” is hereby amended by (x) inserting “and EPL Obligations” immediately following “all Obligations” and (y) inserting “secured or purported to be secured by the Security Documents” immediately after “all Hedging Agreements”.

(xxxvii)    “Total Debt” is hereby amended by (x) deleting “the 2010 Debt, the 2011 Debt, the 2013 Debt” and inserting in place thereof “the Senior Unsecured Debt” and (y) deleting both instances of the phrase “the 2010 Notes, the 2011 Notes, the 2013 Notes” and inserting in place thereof “the Senior Unsecured Debt”.

(h)          Article 1 of the Credit Agreement is hereby further amended by adding the following new Section 1.6 as the last Section of such Article:

Section 1.6           EPL Obligor Special Provisions. Each of the Lenders, each Issuer, the Administrative Agent and each other Secured Party acknowledges and agrees that, notwithstanding any of the terms and provisions hereof or in any of the other Loan Documents, including, without limitation any Security Documents, that may purport to provide for (or indicate the provision of, whether by express wording, cross-referencing of defined terms or otherwise) security or a guaranty of the Obligations of the Obligors (other than the EPL Obligors) by an EPL Obligor, shall not be construed to provide such security or guaranty (and shall be deemed by effect of this provision not to provide such security or guaranty) by such EPL Obligor until Disqualifying Condition Termination, but, immediately and automatically without any further action required upon Disqualifying Condition Termination, such terms and provisions shall be construed and be deemed to provide for security and guaranty of the Obligations of all of the Obligors generally. Pursuant to the foregoing, prior to Disqualifying Condition Termination, none of the Lenders, Issuers, the Administrative Agent or other Secured Party shall apply any payment from any EPL Obligors or recovery or other amounts realized in regards to the EPL Collateral against any Obligations of the Borrower and its Subsidiaries (other than the EPL Obligors). However, nothing herein shall limit or otherwise restrict the obligation of the Obligors (other than the EPL Obligors) to secure and guarantee the EPL Obligations.

-15-	-EXXI Eighth Amendment-

(i)          Section 2.1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “

Section 2.1.1  Loan Commitment. (a) (i) From time to time on any Business Day occurring on or after the Effective Date but prior to the Loan Commitment Termination Date, (x) each Lender that has a Revolving Loan Commitment (referred to as a “Revolving Lender”) severally agrees that it will make loans (relative to such Lender, its “Revolving Loans”) to the Borrower in an aggregate amount equal to such Lender’s Percentage of the aggregate amount of each Borrowing of the Revolving Loans requested by the Borrower to be made on such day, and (y) the Swing Line Lender agrees that it will make loans (the “Swing Line Loans”) to the Borrower equal to the amounts as provided under Section 2.3.2(a) hereof, and (ii) from time to time on any Business Day occurring on or after the Eighth Amendment Effective Date but prior to Disqualifying Condition Termination, each Lender that has an EPL Loan Commitment (referred to as a “EPL Lender”) severally agrees that it will make loans (relative to such Lender, its “EPL Loans”) to EPL in an aggregate amount equal to such EPL Lender’s Percentage of the aggregate amount of each Borrowing of the EPL Loans requested by EPL to be made on such day.

(b)          On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans and Swing Line Loans. No Revolving Lender shall be permitted or required to make any Revolving Loan if, after giving effect thereto, (i) such Lender’s Credit Exposure would exceed the lesser of (A) such Lender’s Revolving Loan Commitment and (B) such Lender’s Percentage of the Available Borrower Borrowing Base then in effect or (ii) the aggregate Credit Exposures of all Lenders would exceed the lesser of (1) prior to Disqualifying Condition Termination (A) the Aggregate Available Commitment and (B) the Revolving Loan Availability then in effect and (2) after Disqualifying Condition Termination (A) the Aggregate Commitment and (B) the Revolving Loan Availability then in effect. Furthermore, the Swing Line Lender shall not be permitted or required to make Swing Line Loans if, after giving effect thereto, (i) the aggregate outstanding principal amount of all Swing Line Loans would exceed the then existing Swing Line Loan Commitment Amount or (ii) the aggregate principal amount of Swing Line Loans at any time outstanding, when combined with (x) the aggregate principal amount of all Revolving Loans then outstanding and (y) all Letter of Credit Outstandings at such time, would exceed the lesser of (i) (1) prior to Disqualifying Condition Termination, the Aggregate Available Commitment then in effect and (2) after Disqualifying Condition Termination, the Aggregate Commitment then in effect and (ii) the Revolving Loan Availability then in effect. On the terms and subject to the conditions hereof, EPL may from time to time borrow, prepay and reborrow EPL Loans. No EPL Lender shall be permitted or required to make any EPL Loan if, after giving effect thereto, (i) such Lender’s EPL Credit Exposure would exceed the lesser of (A) such Lender’s EPL Loan Commitment and (B) such Lender’s Percentage of the EPL Borrowing Base then in effect or (ii) the aggregate EPL Credit Exposures of all EPL Lenders would exceed the EPL Loan Availability then in effect.

-16-	-EXXI Eighth Amendment-

(j)          Section 2.1.2 of the Credit Agreement is hereby amended by deleting the phrase “(A) the Aggregate Commitment” and inserting in place thereof the phrase “(A) (1) prior to Disqualifying Condition Termination, the Aggregate Available Commitment and (2) after Disqualifying Condition Termination, the Aggregate Commitment”.

(k)          Section 2.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.2           Termination of Commitments and Reduction of the Commitment Amounts. (a) Unless previously terminated, the Aggregate Commitment and the Swing Line Loan Commitment shall terminate on the Loan Commitment Termination Date and on such date the Aggregate Commitment shall be zero, the Swing Line Loan Commitment Amount shall be zero and the Letter of Credit Commitment shall terminate on the Letter of Credit Commitment Termination Date and on such date the Letter of Credit Commitment Amount shall be zero. The Borrower may, from time to time on any Business Day occurring after the Effective Date, voluntarily reduce the amount of any Commitment (provided that no reduction of the Aggregate EPL Commitment shall be made pursuant to this Section 2.2(a)) on the Business Day so specified by the Borrower; provided that, (a) all such reductions shall require at least one Business Day’s prior notice to the Administrative Agent and be permanent, (b) any reduction of any Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $1,000,000 unless such reduction is in the full amount of the remaining available Commitment Amount, and (c) the Borrower shall not terminate or reduce (i) the Aggregate Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate Credit Exposures of all Revolving Lenders would exceed (1) prior to Disqualifying Condition Termination, the Aggregate Available Commitment and (2) after Disqualifying Condition Termination, the Aggregate Commitment, (ii) the Letter of Credit Commitment if, after giving effect thereto, the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment or (iii) the Swing Line Loan Commitment Amount, if after giving effect thereto and to any concurrent prepayments hereunder, the aggregate Swing Line Loans would exceed the Swing Line Loan Commitment Amount. Any optional or mandatory reduction of the Aggregate Commitment pursuant to the terms of this Agreement that (x) prior to Disqualifying Condition Termination, reduces the Aggregate Available Commitment below the Letter of Credit Commitment Amount or (y) after Disqualifying Condition Termination reduces the Aggregate Commitment below the Letter of Credit Commitment Amount, shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount (as directed by the Borrower in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the Aggregate Commitment) to an aggregate amount not in excess of the Aggregate Available Commitment or the Aggregate Commitment, as so reduced (as the case may be).

-17-	-EXXI Eighth Amendment-

(b)          Unless previously terminated, the Aggregate EPL Commitment shall terminate on the EPL Loan Commitment Termination Date and on such date the Aggregate EPL Commitment shall be zero. EPL may, from time to time on any Business Day occurring after the Eighth Amendment Effective Date, voluntarily reduce the amount of the Aggregate EPL Commitment, on the Business Day so specified by EPL; provided that, (a) all such reductions shall require at least one Business Day’s prior notice to the Administrative Agent and be permanent, (b) any such reduction of the Aggregate EPL Commitment shall be in a minimum amount of $1,000,000 and in an integral multiple of $1,000,000 unless such reduction is in the full amount of the remaining available Aggregate EPL Commitment, and (c) EPL shall not terminate or reduce the Aggregate EPL Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate EPL Credit Exposures of all EPL Lenders would exceed the Aggregate EPL Commitment.

(c)          Notwithstanding anything herein or in any other Loan Document, unless previously terminated, the Aggregate EPL Commitment shall immediately and automatically and without further action by the Borrower, EPL, the Administrative Agent, any Lender or any other Person terminate upon Disqualifying Condition Termination. At such time, and without any further action by the Borrower, EPL, the Administrative Agent, any Lender or any other Person (i) the Borrower shall assume and be deemed to have assumed all EPL Obligations in respect of the EPL Loans, the EPL Notes and all accrued interest thereon, (ii) the EPL Loans automatically shall become and be deemed to be Revolving Loans hereunder, (iii) the EPL Notes will be deemed replaced by Revolving Notes in amount corresponding thereto, (iv) the outstanding principal amount of the Notes shall automatically be increased by the amount of the EPL Loans so assumed by the Borrower, (v) the Aggregate EPL Commitment shall be zero, (vi) the EPL Loan Availability shall be zero, (vii) the EPL Borrowing Base shall be zero and (viii) the Revolving Loan Commitments and the corresponding Revolving Loan Availability shall commensurately increase by the amount of the EPL Loan Commitments and the EPL Loan Availability. In the event that the EPL Loans shall become Revolving Loans pursuant to the preceding sentence at a time when an EPL Borrowing Base Deficiency shall be in existence, then such EPL Borrowing Bases Deficiency shall immediately and automatically without any further action by the Borrower, EPL, the Administrative Agent, any Lender or any other Person become or automatically increase, as applicable, the Borrowing Base Deficiency for purposes of this Agreement.

(l)          Section 2.3 of the Credit Agreement is hereby amended by deleting from the lead-in paragraph of such Section the phrase “Revolving Loans shall be made by the Revolving Lenders” and inserting in place thereof the phrase “Revolving Loans shall be made by the Revolving Lenders and EPL Loans shall be made by the EPL Lenders”.

-18-	-EXXI Eighth Amendment-

(m)         Section 2.3.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.3.1           Borrowing Procedure. In the case of Revolving Loans and EPL Loans, by delivering a Borrowing Request to the Administrative Agent on or before noon, New York time, on a Business Day, the Borrower, in the case of Revolving Loans, or EPL, in the case of EPL Loans, may from time to time irrevocably request, on the same Business Day’s notice in the case of Base Rate Loans, or three Business Days’ notice in the case of LIBO Rate Loans, and in either case not more than five Business Days’ notice, that a Borrowing be made, (a) in the case of LIBO Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000, (b) in the case of Base Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000 or, in either case, in the unused amount of the Revolving Loan Availability or the EPL Loan Availability, as applicable; provided, that no LIBO Rate Loans may be advanced when any Default, Borrowing Base Deficiency or EPL Borrowing Base Deficiency has occurred and is continuing. Each such irrevocable request may be made by telephone confirmed promptly by hand delivery, electronic mail or facsimile to the Administrative Agent of the applicable Borrowing Request. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the Type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. In the case of Revolving Loans or EPL Loans, on or before 11:00 a.m., New York time, on such Business Day (or 3:00 p.m., New York time, in the case of a Base Rate Loan requested on the same Business Day), each Lender that has a Revolving Loan Commitment or EPL Loan Commitment, as applicable, to make the Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Revolving Lender’s Percentage of the requested Borrowing or such EPL Lender’s Percentage of the requested Borrowing, as applicable. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Revolving Lenders or EPL Lenders, as applicable. To the extent funds are received from the Revolving Lenders or EPL Lenders, as applicable, the Administrative Agent shall make such funds available to the Borrower or EPL, as applicable, by wire transfer to the accounts the Borrower or EPL, as applicable, shall have specified in its Borrowing Request. No Lender’s obligation to make any Loan shall be affected by any other Lender’s failure to make any Loan.

(n)          Section 2.3.2(b) of the Credit Agreement is hereby amended by (x) deleting the first occurrence of the defined term “Aggregate Commitment” and inserting in place thereof the phrase “Aggregate Commitment or the Aggregate Available Commitment” and (y) deleting the second occurrence of the defined term “Aggregate Commitment” and inserting in place thereof the phrase “Aggregate Available Commitment”.

-19-	-EXXI Eighth Amendment-

(o)          Section 2.4 of the Credit Agreement is hereby amended by (x) inserting “or EPL, as applicable,” immediately following “the Borrower” and (y) deleting the words “or Borrowing Base Deficiency” and inserting in place thereof “, Borrowing Base Deficiency or EPL Borrowing Base Deficiency”.

(p)          Section 2.5 of the Credit Agreement is hereby amended by (x) inserting “or EPL, as applicable,” immediately following the first occurrence of the defined term “Borrower” and (y) inserting “and EPL each” immediately following the second occurrence of the defined term “Borrower”.

(q)          Section 2.6.1 of the Credit Agreement is hereby amended by inserting the parenthetical “(of the aggregate Revolving Loan Commitment of all Revolving Lenders)” immediately following each occurrence of the defined term Percentage in such Section 2.6.1 of the Credit Agreement.

(r)          Section 2.6.4 of the Credit Agreement is hereby amended by deleting the defined term “Issuer” and inserting in place thereof “Issuers”.

(s)          Section 2.7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.7           Register; Notes. The Register shall be maintained on the following terms.

(a)          The Borrower and EPL each hereby designates the Administrative Agent to serve as its agent, solely for the purpose of this clause, to maintain a register (the “Register”) on which the Administrative Agent will record each Lender’s Commitments, the Loans made by each Lender (other than the Swing Line Lender) and each repayment in respect of the principal amount of the Loans (other than the Swing Line Loans), annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 10.11. Failure to make any recordation, or any error in such recordation, shall not affect any Obligor’s Obligations. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, EPL, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan is registered as the owner thereof for the purposes of all Loan Documents, notwithstanding notice or any provision herein to the contrary. Any assignment or transfer of a Commitment or the Loans made pursuant hereto (other than an assignment made pursuant to Section 2.9 hereof) shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement that has been executed by the requisite parties pursuant to Section 10.11. Each assignment of Revolving Loans or EPL Loans made pursuant to Section 2.9 shall be registered in the Register promptly after the Purchasing Lender shall have paid for such assignment in accordance with Section 2.9. No assignment or transfer of a Lender’s Commitment or Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

-20-	-EXXI Eighth Amendment-

(b)          The Borrower and EPL each agree that, upon the request of any Lender, the Borrower or EPL, as applicable, will execute and deliver to such Lender a Note evidencing the Loans made by, and payable to the order of, such Lender in a maximum principal amount equal to such Lender’s Percentage (assuming for purposes of this sentence only that the Swing Line Loan Commitment Amount is zero) of the applicable Commitment Amount. The Borrower and EPL each hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, be conclusive and binding on each Obligor absent manifest error; provided that, the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Obligor.

(t)          Section 2.8 of the Credit Agreement is hereby amended by deleting the heading of such Section 2.8, which reads “Borrowing Base”, and inserting in place thereof the following heading “Borrowing Bases”.

(u)         Section 2.8.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.8.1           Initial Borrowing Bases. As of the Eighth Amendment Effective Date, the parties hereto agree that the Borrowing Base shall be equal to $1,500,000,000 until such time as the Borrowing Base is redetermined in accordance with this Agreement and the EPL Borrowing Base shall be equal to $475,000,000 until such time as the EPL Borrowing Base is redetermined in accordance with this Agreement.

(v)         Section 2.8.2 of the Credit Agreement is hereby amended by (x) deleting the phrase “aggregate Loan Commitments” and inserting in place thereof the phrase “aggregate of the Loan Commitments” and (y) deleting the phrase “any Lender that has not communicated” and inserting in place thereof the phrase “any Lender has not communicated”.

(w)         Section 2.8.6 of the Credit Agreement is hereby amended by (x) deleting the cross-reference to “Section 7.2.2(j)” and inserting in place thereof a cross-reference to “Section 7.2.10” and (y) inserting the phrase “, including any discretionary redetermination of the Borrowing Base,” immediately following the phrase “determination or redetermination of the Borrowing Base”.

-21-	-EXXI Eighth Amendment-

(x)          Section 2.8.7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.8.7           Mandatory Action When Revolving Loans and Letter of Credit Outstandings Exceed the Available Borrower Borrowing Base. In the event the sum of the aggregate unpaid principal amount of the Revolving Loans plus the aggregate amount of the Letter of Credit Outstandings of all Lenders shall, upon any determination or redetermination of the Borrowing Base or the EPL Borrowing Base, be in excess of the Available Borrower Borrowing Base at such time, upon notice thereof by the Administrative Agent to the Borrower, the Borrower shall immediately make mandatory prepayments of principal on account of the Notes together with accrued interest thereon, deposit Cash Collateral to secure the Obligations, or both, in the amounts and on the dates set forth in Section 3.1.

(y)          Section 2.8 of the Credit Agreement is hereby further amended by inserting the following new subparts (Sections 2.8.10 through Section 2.8.16) immediately following Section 2.8.9:

Section 2.8.10         Annual Scheduled Determinations of the EPL Borrowing Base. Any Reserve Report delivered pursuant to Section 2.8.2 prior to Disqualifying Condition Termination shall indicate which of the oil and gas reserves attributable to the Oil and Gas Properties owned directly by the EPL Obligors and which of such reserves EPL wishes to include in the EPL Borrowing Base. Within fifteen (15) days after receipt of all such Reserve Reports and information, the Administrative Agent shall make an initial determination of the new EPL Borrowing Base (a “Proposed EPL Borrowing Base”), and upon such initial determination shall promptly notify the Lenders in writing of its initial determination of such Proposed EPL Borrowing Base. Such initial determination made by the Administrative Agent shall be so made by the Administrative Agent in the exercise of its sole discretion in accordance with the Administrative Agent’s customary practices and standards for oil and gas lending as they exist at the particular time. After having received notice of such proposal by the Administrative Agent, each Lender shall have fifteen (15) days to agree or disagree with such proposal. If, at the end of such fifteen (15) days, any EPL Lender has not communicated to the Administrative Agent its approval or disapproval, such failure to respond shall be deemed to be an approval of the new or reaffirmed EPL Borrowing Base proposed by the Administrative Agent. If the Required Lenders fail to approve any such determination of the Proposed EPL Borrowing Base made by the Administrative Agent hereunder in such fifteen (15) day period, as the case may be, then the Administrative Agent shall poll the Lenders to ascertain the highest EPL Proposed Borrowing Base then acceptable to the Required Lenders for purposes of this Section 2.8.10 (it being understood that each Lender is deemed to have agreed to any and all EPL Borrowing Base amounts that are lower than the amount actually agreed to by such Lender) and, subject to the last sentence of this Section 2.8.10, such amount shall become the new EPL Borrowing Base effective on the date specified in this Section 2.8. Upon agreement by the Administrative Agent and the Required Lenders of the new EPL Borrowing Base, the Administrative Agent shall, by written notice to the Borrower and the Lenders, designate the new EPL Borrowing Base available to EPL. Such designation shall be effective as of the Business Day specified in such written notice (or, if no effective date is specified in such written notice, the next Business Day following delivery of such written notice) and such new EPL Borrowing Base shall remain in effect until the next determination or redetermination of the EPL Borrowing Base in accordance with this Agreement. Anything herein contained to the contrary notwithstanding, any determination or redetermination of the EPL Borrowing Base resulting in any increase of the EPL Borrowing Base in effect immediately prior to such determination or redetermination shall require the approval of all the EPL Lenders in their sole discretion in accordance with their respective customary practices and standards for oil and gas lending as they exist at the particular time.

-22-	-EXXI Eighth Amendment-

Section 2.8.11         Semi-Annual Scheduled Determination of the EPL Borrowing Base. Any Reserve Report delivered pursuant to Section 2.8.3 prior to Disqualifying Condition Termination shall indicate which of the oil and gas reserves attributable to the Oil and Gas Properties owned directly by the EPL Obligors and which of such reserves EPL wishes to include in the EPL Borrowing Base. Within fifteen (15) days after receipt of all such Reserve Reports and information (commencing with receipt of the Reserve Report dated December 31, 2014), the Administrative Agent shall make an initial determination of a Proposed EPL Borrowing Base, and upon such initial determination shall promptly notify the Lenders in writing of initial determination of such Proposed EPL Borrowing Base. Such initial determination shall be made in the same manner and be subject to the same approvals as prescribed above with respect to the annual review, and likewise the Administrative Agent shall communicate the results of such initial determination to the Lenders. After having received notice of such proposal by the Administrative Agent, each Lender shall have fifteen (15) days to agree or disagree with such proposal. If, at the end of such fifteen (15) days, any Lender has not communicated to the Administrative Agent its approval or disapproval, such failure to respond shall be deemed to be an approval of the new or reaffirmed EPL Borrowing Base proposed by the Administrative Agent. If the Required Lenders fail to approve any such determination of the Proposed EPL Borrowing Base made by the Administrative Agent hereunder in such fifteen (15) day period, then the Administrative Agent shall poll the Lenders to ascertain the highest Proposed EPL Borrowing Base then acceptable to the Required Lenders for purposes of this Section 2.8.11 (it being understood that each Lender is deemed to have agreed to any and all EPL Borrowing Base amounts that are lower than the amount actually agreed to by such Lender) and, subject to the last sentence of this Section 2.8.11, such amount shall become the new EPL Borrowing Base, effective on the date specified in this Section 2.8.11. Upon agreement by the Administrative Agent and the Required Lenders of the amount of credit to be made available to EPL hereunder, the Administrative Agent shall, by written notice to EPL and the Lenders, designate the new EPL Borrowing Base available to EPL. Such designation shall be effective as of the Business Day specified in such written notice (or, if no effective date is specified in such written notice, the next Business Day following delivery of such written notice) and such new EPL Borrowing Base shall remain in effect until the next determination or redetermination of the EPL Borrowing Base in accordance with this Agreement. Anything herein contained to the contrary notwithstanding, any determination or redetermination of the EPL Borrowing Base resulting in any increase of the EPL Borrowing Base in effect immediately prior to such determination or redetermination shall require the approval of all the Lenders in their sole discretion in accordance with their respective customary practices and standards for oil and gas lending as they exist at the particular time.

-23-	-EXXI Eighth Amendment-

Section 2.8.12         Discretionary Determination of the EPL Borrowing Base by the Lenders. In addition to the foregoing scheduled annual and semi-annual determinations of the EPL Borrowing Base, the Required Lenders shall have the right to redetermine the EPL Borrowing Base at their sole discretion at any time and from time to time but not more often than two (2) times every calendar year. If the Required Lenders shall elect to make a discretionary redetermination of the EPL Borrowing Base pursuant to the provisions of this Section 2.8.12, EPL shall within thirty (30) days of receipt of a request therefor from the Administrative Agent, deliver to the Administrative Agent a Reserve Report in form and substance satisfactory to the Administrative Agent, prepared by the Borrower’s or EPL’s petroleum engineers containing information similar to the Reserve Reports delivered pursuant to Section 2.8.10, together with such updated engineering, production, operating and other data as the Administrative Agent, any Issuer or any Lender may reasonably request. The Administrative Agent shall have fifteen (15) days following receipt of such requested information to make an initial redetermination of the EPL Borrowing Base, and the Administrative Agent and the Required Lenders shall approve and designate the new EPL Borrowing Base in accordance with the procedures and standards described in Section 2.8.10.

Section 2.8.13         Discretionary Determination of the EPL Borrowing Base by EPL. In addition to the foregoing determinations of the EPL Borrowing Base, EPL may request a redetermination of the EPL Borrowing Base at any time and from time to time but not more often than two (2) times every calendar year, by delivering a written request to the Administrative Agent, together with (a) an engineering fee in the aggregate amount of $2,500 for the account of the Administrative Agent in immediately available funds, and (b) a Reserve Report in form and substance satisfactory to the Administrative Agent, prepared by EPL’s petroleum engineers containing information similar to the Reserve Reports delivered pursuant to Section 2.8.10, together with such other updated engineering, production, operating and other data as the Administrative Agent, any Issuer or any Lender may reasonably request. Each such discretionary redetermination of the EPL Borrowing Base shall be made in the same manner and in accordance with the procedures and standards set forth above by adjusting the Borrowing Base then in effect. The Administrative Agent shall have fifteen (15) days following receipt of such requested information to make an initial redetermination of the EPL Borrowing Base, and the Administrative Agent and the Required Lenders shall approve and designate the new EPL Borrowing Base in accordance with the procedures and standards described in Section 2.8.10.

-24-	-EXXI Eighth Amendment-

Section 2.8.14         Other Redeterminations of EPL Borrowing Base. Notwithstanding anything to the contrary contained herein, the EPL Borrowing Base will also be redetermined or adjusted in accordance with the provisions of Sections 7.1.13 and 7.2.10. Anything herein contained to the contrary notwithstanding, any determination or redetermination of the EPL Borrowing Base resulting in any increase of the EPL Borrowing Base in effect immediately prior to such determination or redetermination shall require the approval of all the Lenders in their sole discretion in accordance with their respective customary practices and standards for oil and gas lending as they exist at the particular time.

Section 2.8.15         Mandatory Action When EPL Loans Exceed the EPL Borrowing Base. In the event the sum of the aggregate unpaid principal amount of the EPL Loans of all Lenders shall, upon any determination or redetermination of the EPL Borrowing Base, be in excess of the EPL Borrowing Base at such time, upon notice thereof by the Administrative Agent to EPL, EPL shall immediately make mandatory prepayments of principal on account of the EPL Notes together with accrued interest thereon, in the amounts and on the dates set forth in Section 3.1.

Section 2.8.16         General Provisions with Respect to the EPL Borrowing Base. Notwithstanding anything herein the contrary, in the event that the Borrower or EPL does not furnish all required Reserve Reports or other information in a timely manner, the Agent and the Required Lenders may nonetheless designate the EPL Borrowing Base from time to time thereafter until the Administrative Agent and the Lenders receive all such Reserve Reports and information, whereupon the Administrative Agent and the Required Lenders or all Lenders, as applicable, shall designate a new EPL Borrowing Base in accordance with the general procedures outlined in Section 2.8.10.

(z)          Section 2.9 of the Credit Agreement is hereby amended and restated in its entirety to the following:

-25-	-EXXI Eighth Amendment-

Section 2.9    Assignments as a Result of Change in Percentages. In the event that any Lender’s Percentage of any applicable Commitment Amount shall change (as required by this Agreement) at a time when there are outstanding Revolving Loans or EPL Loans, including as a result of (i) a change in the Revolving Loan Commitment or the EPL Loan Commitment of any Lender or in the Aggregate Commitment or the Aggregate EPL Commitment pursuant Section 2.2 or Section 2.11, (ii) a change in the Swing Line Loan Commitment Amount pursuant to Section 2.2 or Section 2.8.9, (iii) the Swing Line Lender’s giving a notice of Mandatory Borrowing pursuant to Section 2.3.2 or (iv) an assignment of Commitments pursuant to Section 10.11, (x) the Administrative Agent shall promptly notify each Lender of the change of its Percentage, and the amount by which the outstanding Revolving Loans and EPL Loans, as applicable, held by such Lender are greater than or less than, as the case may be, its then changed Percentage of all Revolving Loans and EPL Loans, as applicable, and (y) such Lender shall promptly, and in any event within one Business Day of receipt of such notice from the Administrative Agent, purchase or sell, as the case may be, a portion of the outstanding Revolving Loans and EPL Loans, as applicable, held by it such that after giving effect to such purchases and sales, each Lender shall hold an amount of the outstanding Revolving Loans and EPL Loans equal to its updated Percentage of all Revolving Loans and EPL Loans. Each Lender so purchasing outstanding Revolving Loans and EPL Loans (each such Lender herein a “Purchasing Lender”) shall promptly and in any event within one (1) Business Day of the receipt of such notice from the Administrative Agent pay to the Administrative Agent an amount equal to the amount by which the outstanding Revolving Loans and EPL Loans held by such Purchasing Lender is less than its then Percentage of all then outstanding Revolving Loans and EPL Loans and the Administrative Agent shall promptly pay to each Lender so selling outstanding Revolving Loans and EPL Loans (each such Lender herein a “Selling Lender”) an amount equal to the amount by which the outstanding Revolving Loans and EPL Loans held by such Selling Lender is greater than its then Percentage of all then outstanding Revolving Loans and EPL Loans; provided, however, that the Administrative Agent shall not be required to pay any Selling Lender until such time as it has received all payments from each Purchasing Lender. Each Selling Lender upon written notice to the Borrower or EPL, as applicable (with a copy to the Administrative Agent), shall be entitled to reimbursement for any loss or expense as a result of selling such Revolving Loans and EPL Loans as provided in Section 4.4 hereof. The purchases, sales and assignments pursuant to this Section 2.9 shall occur automatically effective upon payment by the Purchasing Lender to the Administrative Agent of the amount provided in this Section 2.9 and shall not (i) require the consent or approval of the Borrower, EPL, the Administrative Agent, any Lender or any Issuer, (ii) require any Lender to execute and deliver a Lender Assignment Agreement, (iii) require the payment of any fee to the Administrative Agent and (iv) be required to be in any minimum amount. Any Granting Lender that shall have granted to any SPC all or any part of any outstanding Revolving Loan shall be obligated to purchase an interest in outstanding Revolving Loans and EPL Loans from Selling Lenders pursuant to this Section 2.9 to the extent such SPC does not purchase such interest in outstanding Revolving Loans and EPL Loans as required by this Section 2.9.

(aa)         Section 2.10(a) of the Credit Agreement is hereby amended by deleting the defined term “Commitment” and inserting in place thereof the defined term “Commitments”.

(bb)         Section 2.10(c)(i) of the Credit Agreement is hereby amended by deleting both occurrences of the defined term “Aggregate Commitment” and inserting in place thereof the defined term “Aggregate Available Commitment”.

(cc)         Section 2.10(d) of the Credit Agreement is hereby amended by deleting the defined term “Commitments” and inserting in place thereof the defined term “Revolving Loan Commitments”.

-26-	-EXXI Eighth Amendment-

(dd)         The final paragraph of Section 2.10 of the Credit Agreement (which is immediately following but not a part of clause (e) of such Section 2.10) is hereby amended by (x) inserting “and EPL Credit Exposure” immediately following “Credit Exposure” and (y) deleting the defined term “Lender’s Commitment” and inserting in place thereof the phrase “Lender’s Revolving Loan Commitment and EPL Loan Commitment”.

(ee)         Section 2.11.2 of the Credit Agreement is hereby amended by inserting “, each EPL Lender’s EPL Loan Commitment” immediately following “each Lender’s Revolving Loan Commitment”.

(ff)         Section 2.11.3 of the Credit Agreement is hereby amended by deleting the phrase “shall deliver a duly executed Note” and inserting in place thereof the phrase “shall deliver duly executed Notes”.

(gg)         Section 2.11.4 of the Credit Agreement is hereby amended by (x) inserting “and the Aggregate EPL Commitment” immediately following “Aggregate Commitment”, (y) inserting “, EPL Loan Commitments” immediately following “Revolving Loan Commitments” and (z) deleting “Issuing Bank” and inserting in place thereof “Issuers”.

(hh)         Section 3.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 3.1         Repayments and Prepayments; Application. The Borrower and EPL, as applicable, each agrees that the Loans shall be repaid and prepaid pursuant to the following terms.

Section 3.1.1     Repayments and Prepayments. The Borrower and EPL each shall repay in full the unpaid principal amount of each Loan upon the applicable Stated Maturity Date therefor. Prior thereto, payments and prepayments of the Loans shall or may be made as set forth below.

(a)          (i) From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any:

-27-	-EXXI Eighth Amendment-

(x)          Revolving Loans; provided that, (1) all such voluntary prepayments shall require, in the case of Base Rate Loans at least the same Business Day’s prior notice (such notice to be delivered before noon on such day), and in the case of LIBO Rate Loans at least three Business Days’ prior notice (such notice to be delivered before noon on such day), and in either case not more than five Business Days’ prior irrevocable notice to the Administrative Agent (which notice may be telephonic so long as such notice is confirmed in writing within 24 hours thereafter and such notice to be delivered before noon on such day); and (2) all such voluntary partial prepayments shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000 (unless such prepayment is for the entire amount of all outstanding LIBO Rate Loans or Base Rate Loans, as the case may be). Each notice of prepayment sent pursuant to this clause shall specify the prepayment date, the principal amount of each Borrowing (or portion thereof) to be prepaid and the scheduled installment or installments of principal to which such prepayment is to be applied. Each such notice shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities and funding thereunder, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. All prepayments under this clause (other than prepayments of Loans that are Base Rate Loans that are not made in connection with the termination or permanent reduction of the Loan Commitment) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment; and

(y)          Swing Line Loans; and at any time the Master Funding Account has excess balances, the Swing Line Lender’s automated treasury management system will automatically pay down the Swing Line Loans.

-28-	-EXXI Eighth Amendment-

(ii)         From time to time on any Business Day, EPL may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any EPL Loans; provided that, (x) all such voluntary prepayments shall require, in the case of Base Rate Loans at least the same Business Day’s prior notice (such notice to be delivered before noon on such day), and in the case of LIBO Rate Loans at least three Business Days’ prior notice (such notice to be delivered before noon on such day), and in either case not more than five Business Days’ prior irrevocable notice to the Administrative Agent (which notice may be telephonic so long as such notice is confirmed in writing within 24 hours thereafter and such notice to be delivered before noon on such day); and (y) all such voluntary partial prepayments shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000 (unless such prepayment is for the entire amount of all outstanding LIBO Rate Loans or Base Rate Loans, as the case may be). Each notice of prepayment sent pursuant to this clause shall specify the prepayment date, the principal amount of each Borrowing (or portion thereof) to be prepaid and the scheduled installment or installments of principal to which such prepayment is to be applied. Each such notice shall be irrevocable and shall commit EPL to prepay such Borrowing by the amount stated therein on the date stated therein; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities and funding thereunder, in which case such notice may be revoked by EPL (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. All prepayments under this clause (other than prepayments of Loans that are Base Rate Loans that are not made in connection with the termination or permanent reduction of the EPL Loan Commitment) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

(b)          (i) On each date when, after giving effect to any termination or reduction of applicable Commitments pursuant to Section 2.2, the aggregate of the Lenders’ Credit Exposure exceeds (A) prior to Disqualifying Condition Termination, the Aggregate Available Commitment then in effect or (B) after the Disqualifying Condition Termination, the Aggregate Commitment then in effect, the Borrower shall make a mandatory prepayment of Revolving Loans or Swing Line Loans (or both) and, if necessary, Cash Collateralize the Letter of Credit Outstandings, in an aggregate amount equal to such excess.

(ii)         On each date when, after giving effect to any termination or reduction of the Aggregate EPL Commitment pursuant to Section 2.2, the aggregate of the Lenders’ EPL Credit Exposure exceeds the Aggregate EPL Commitment then in effect, the Borrower shall make a mandatory prepayment of EPL Loans in an aggregate amount equal to such excess.

(c)          If at any time the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and (ii) the aggregate amount of all Letter of Credit Outstandings exceeds the redetermined or adjusted Available Borrower Borrowing Base (a “Borrowing Base Deficiency”), then the Borrower shall (A) prepay the Revolving Loan Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Revolving Loan Borrowings as a result of a Letter of Credit Outstanding, Cash Collateralize such Letter of Credit Outstanding, in an aggregate amount equal to such excess. The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral within forty-five (45) days following its receipt of the written designation of the Borrowing Base in accordance with Section 2.8 or the date the adjustment occurs; provided that all payments required to be made pursuant to this clause (c) must be made on or prior to the Termination Date. If at any time the sum of (i) the aggregate outstanding principal amount of all EPL Loans exceeds the redetermined or adjusted EPL Borrowing Base (an “EPL Borrowing Base Deficiency”), then the Borrower and EPL shall prepay the EPL Loans in an aggregate principal amount equal to such excess. The Borrower and EPL shall be obligated to make such prepayment within forty-five (45) days following its receipt of the written designation of the EPL Borrowing Base in accordance with Section 2.8 or the date the adjustment occurs; provided that all payments required to be made pursuant to this clause (c) must be made on or prior to Disqualifying Condition Termination.

-29-	-EXXI Eighth Amendment-

(d)          Upon any adjustments to the Borrowing Base pursuant to Sections 7.1.13 and 7.2.10, if the sum of (A) the aggregate outstanding principal amount of all Revolving Loans and (B) the aggregate amount of all Letter of Credit Outstandings exceeds the redetermined or adjusted Available Borrower Borrowing Base, then the Borrower shall (i) prepay the Revolving Loan Borrowings in an aggregate principal amount equal to such excess, and (ii) if any excess remains after prepaying all of the Revolving Loan Borrowings as a result of a Letter of Credit Outstanding, Cash Collateralize such Letter of Credit Outstandings, in an aggregate amount equal to such excess. The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral on the date it or any Subsidiary receives cash proceeds as a result of any sale or Disposition under Section 7.2.10 or 45 days following its receipt of the written designation of the Borrowing Base in accordance with Section 7.1.13, as applicable; provided that all payments required to be made pursuant to this sentence must be made on or prior to the Termination Date. Upon any adjustments to the EPL Borrowing Base pursuant to Sections 7.1.13 and 7.2.10, if the aggregate outstanding principal amount of all EPL Loans exceeds the redetermined or adjusted EPL Borrowing Base, then the Borrower and EPL shall prepay the EPL Loan Borrowings in an aggregate principal amount equal to such excess. The Borrower and EPL shall be obligated to make such prepayment on the date it or any Subsidiary receives cash proceeds as a result of any sale or Disposition under Section 7.2.10 or 45 days following its receipt of the written designation of the Borrowing Base in accordance with Section 7.1.13, as applicable; provided that all payments required to be made pursuant to this sentence must be made on or prior to Disqualifying Condition Termination.

(e)          Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, the Borrower shall repay all the Loans, unless, pursuant to Section 8.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid). Immediately upon any acceleration of the Stated Maturity Date of any EPL Loans pursuant to Section 8.2 or Section 8.3, EPL shall repay all the EPL Loans, unless, pursuant to Section 8.3, only a portion of all the EPL Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

-30-	-EXXI Eighth Amendment-

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4, and shall be accompanied by all interest then accrued and unpaid on the principal so prepaid.

Section 3.1.2    Application. Each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans and, if applicable, the Swing Line Loans, and second, subject to the terms of Section 4.4, to the principal amount thereof being maintained as LIBO Rate Loans, in each case in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 4.4.

(ii)         Section 3.2 of the Credit Agreement is hereby amended by deleting both occurrences of the phrase “the Borrower” and inserting in place thereof the phrase “the Borrower or EPL, as applicable,”.

(jj)         Section 3.3 of the Credit Agreement is hereby amended by deleting the phrase “The Borrower agrees to pay” from the lead-in paragraph to such Section 3.1 and inserting in place thereof the phrase “The Borrower and EPL agree to pay”.

(kk)         Section 3.3.1 of the Credit Agreement is hereby amended by (x) deleting the phrase “the Borrowing Base” and inserting in place thereof the phrase “an amount equal to the Available Borrower Borrowing Base” and (y) deleting the final sentence of such Section 3.3.1 and inserting in place thereof the following two sentences:

The Borrower and EPL agree to pay to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of EPL’s inability to satisfy any condition of Article V) commencing on the Eighth Amendment Effective Date and continuing through the EPL Loan Commitment Termination Date, a commitment fee in an amount equal to the Applicable Commitment Fee Margin, in each case on such Lender’s Percentage of the average daily unused portion of the EPL Borrowing Base. All commitment fees payable pursuant to this Section shall be calculated on a year comprised of 360 days and payable by the Borrower (or the Borrower and EPL, as applicable) in arrears on the Effective Date and thereafter on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Effective Date, and on the Loan Commitment Termination Date or the EPL Loan Commitment Termination Date, as applicable.

(ll)         Section 3.3.3 of the Credit Agreement is hereby amended by (x) deleting the phrase “the amount of the Borrowing Base for the Closing Date specified in Section 2.8.1” and inserting in place thereof the phrase “the amount of the Borrowing Base on the Eighth Amendment Effective Date specified in Section 2.8.1” and (y) inserting between the word “hereunder” and the final period of such Section 3.3.3 the following parenthetical “(and the Borrower shall not have any obligation to pay any fee pursuant to this Section 3.3.3 in respect of any amount of increase in the Borrowing Base that is not in excess of such Base Amount as previously so increased)”.

-31-	-EXXI Eighth Amendment-

(mm)         Section 4.1 of the Credit Agreement is hereby amended by deleting the phrase “binding on the Borrower)” and inserting in place thereof the phrase “binding on the Borrower and EPL)”.

(nn)         Section 4.3 of the Credit Agreement is hereby amended by (x) deleting the phrase “The Borrower agrees to reimburse” and inserting in place thereof the phrase “The Borrower, and if applicable, EPL each agrees to reimburse” and (y) deleting the phrase “conclusive and binding on the Borrower” and inserting in place thereof the phrase “conclusive and binding on the Obligors”.

(oo)         Section 4.4(a) of the Credit Agreement is hereby amended by deleting the cross-reference “Article III” and inserting in place thereof the cross-reference “Article 3”.

(pp)         Section 4.4(e) of the Credit Agreement is hereby amended by inserting “or EPL Loans” immediately following “Revolving Loans”.

(qq)         Section 4.4 of the Credit Agreement is hereby further amended by (x) inserting “and, if applicable, EPL” immediately following the first two occurrences of the defined term “Borrower” and (y) deleting the third occurrence of the defined term “Borrower” and inserting in place thereof the defined term “Obligors”.

(rr)         Section 4.5 of the Credit Agreement is hereby amended by (x) inserting “or, if applicable, EPL” immediately following the first two occurrences of the defined term “Borrower” and (y) deleting the third occurrence of the defined term “Borrower” and inserting in place thereof the defined term “Obligors”.

(ss)         Clauses (i) and (ii) of Section 4.6(a) of the Credit Agreement are hereby amended by inserting “, EPL” immediately following both occurrences of the defined term “Borrower” in such clauses.

(tt)         Section 4.6(b) of the Credit Agreement is hereby amended by inserting “and, if applicable, EPL,” immediately following “In addition, the Borrower”.

(uu)         Section 4.6(c) of the Credit Agreement is hereby amended by (x) inserting “or EPL” immediately following the first occurrence of the term “Borrower” and (y) inserting “or EPL, as applicable,” immediately following the second occurrence of the term “Borrower”.

(vv)         Section 4.6(d) of the Credit Agreement is hereby amended by (x) inserting “and EPL” immediately following the first two occurrences of the term “Borrower”, (y) inserting “or EPL, as applicable,” immediately following the third occurrence of the defined term “Borrower” and (z) inserting “, EPL” immediately following the fourth and fifth occurrences of the term “Borrower”.

-32-	-EXXI Eighth Amendment-

(ww)       Section 4.6(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(e)          Each Non-U.S. Lender making Loans to the Borrower or EPL, on or prior to the date on which such Non-U.S. Lender becomes a Lender hereunder (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only for so long as such non-U.S. Lender is legally entitled to do so), shall deliver to the Borrower and, if applicable, EPL and the Administrative Agent either (i) two duly completed copies of either (x) Internal Revenue Service Form W-8BEN or W-8IMY claiming eligibility of the Non-U.S. Lender for benefits of an income tax treaty to which the United States is a party or (y) Internal Revenue Service Form W 8ECI, or in either case an applicable successor form; (ii) in the case of a Non-U.S. Lender that is not legally entitled to deliver either form listed in clause (e)(i), (x) a certificate to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower or EPL within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (referred to as an “Exemption Certificate”) and (y) two duly completed copies of Internal Revenue Service Form W-8BEN, W-8EXP, W-8ECI or W-8IMY, as appropriate, or applicable successor form, or (iii) in the case of a Lender that is not a Non-U.S. Lender, two duly completed copies of Internal Revenue Service form W-9 or applicable successor form. Each Lender, Eligible Assignee or Participant, as the case may be, agrees to promptly notify the Borrower (and EPL, in regards to any change prior to the Disqualifying Condition Termination) and the Administrative Agent of any change in circumstances that would modify or render invalid any claimed exemption or reduction. In addition, each Lender, Eligible Assignee or Participant, as the case may be, shall timely deliver to the Borrower (and EPL, in regards to any delivery prior to the Disqualifying Condition Termination) and the Administrative Agent two further copies of such Form W-8BEN, W-8EXP, W-8IMY, W-8ECI or W-9 or successor forms on or before the date that any previously executed form expires or becomes obsolete, or after the occurrence of any event requiring a change in the most recent form delivered by such Person to the Borrower (and EPL, as applicable). In addition to the foregoing, each Non-U.S. Lender shall deliver to the Administrative Agent and the Borrower (and EPL, in regards to any delivery prior to the Disqualifying Condition Termination) any documents as shall be prescribed by Applicable Law or otherwise reasonably requested to demonstrate that payments to such Lender under this Agreement and the other Loan Documents are exempt from any United States federal withholding tax imposed pursuant to FATCA, to the extent applicable. Notwithstanding anything to the contrary, none of the Borrower, EPL or the Administrative Agent shall be required to pay additional amounts or indemnify any Lender with respect to any withholding taxes imposed by reason of FATCA.

-33-	-EXXI Eighth Amendment-

(xx)        Section 4.6(f) of the Credit Agreement is hereby amended by (w) deleting the phrase “The Borrower shall not be obligated to pay” and inserting in place thereof the phrase “Neither the Borrower nor EPL shall be obligated to pay”, (x) inserting “or EPL, as applicable,” immediately following the second occurrence of the defined term “Borrower” (which for the avoidance of doubt appears in the phrase “deliver to the Borrower”), (y) inserting “and EPL” immediately following the third occurrence of the defined term “Borrower” (which for the avoidance of doubt appears in the phrase “; provided that, the Borrower”) and (z) inserting “or EPL” immediately following the final two occurrences of the defined term “Borrower” (which for the avoidance of doubt appear in subclauses (ii) and (iii) of such Section 4.6(f)).

(yy)         Section 4.6(g) of the Credit Agreement is hereby amended by inserting “or EPL, as applicable,” immediately following “If any Lender makes a demand upon the Borrower”.

(zz)         Section 4.7(a) of the Credit Agreement is hereby amended by (x) inserting “or EPL” immediately following the first occurrence of the defined term “Borrower”, (y) inserting “or EPL, as applicable,” after the second and third occurrences of the defined term “Borrower” and (z) deleting “the Federal Funds Rate)” and inserting in place thereof the phrase “the Federal Funds Rate or the Reference LIBO Rate)”.

(aaa)        Section 4.7(b) of the Credit Agreement is hereby amended by (x) deleting the phrase “under Letter of Credit Outstandings and the net credit exposure owing to Secured Parties under Hedging Agreements” appearing in subclause (iii) and inserting in place thereof in such subclause (iii) the phrase “under Letter of Credit Outstandings and amounts owing to Secured Parties in respect of early termination of Hedging Agreements”, (y) deleting the phrase “such surplus.” from subclause (v) and inserting in place thereof in such subclause (v) the phrase “such surplus; provided that notwithstanding the foregoing, until Disqualifying Condition Termination, no proceeds of EPL Collateral shall be applied pursuant to this clause (b).” and (z) deleting the final sentence of Section 4.7(b) (which for the avoidance of doubt began with the phrase “For purposes of clause (b)(iii), the “net credit exposure”…”).

(bbb)        Section 4.7 of the Credit Agreement is hereby further amended by inserting, immediately following Section 4.7(b), the following new Section 4.7(c):

-34-	-EXXI Eighth Amendment-

(c)          Notwithstanding the foregoing clause (b), until Disqualifying Condition Termination, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon direction from the Required Lenders, shall, apply all amounts received under the Loan Documents (including from the proceeds of collateral securing the EPL Obligations) or under Applicable Law in respect of the EPL Collateral upon receipt thereof to the EPL Obligations as follows: (i) first, to the payment of all EPL Obligations in respect of fees, expense reimbursements, indemnities and other amounts owing to the Administrative Agent, in its capacity as the Administrative Agent (including the fees and expenses of counsel to the Administrative Agent), (ii) second, after payment in full in cash of the amounts specified in clause (c)(i), to the ratable payment of all interest (including interest accruing (or which would accrue) after the commencement of a proceeding in bankruptcy, insolvency or similar law, whether or not permitted as a claim under such law) and fees owing by EPL under the Loan Documents, and all costs and expenses owing by EPL to the Secured Parties pursuant to the terms of the Loan Documents, until paid in full in cash, (iii) third, after payment in full in cash of the amounts specified in clauses (c)(i) and (c)(ii), to the ratable payment of the principal amount of the EPL Loans then outstanding, and amounts owing to Secured Parties in respect of early termination of Hedging Agreements with EPL and its Subsidiaries, (iv) fourth, after payment in full in cash of the amounts specified in clauses (c)(i) through (c)(iii), to the ratable payment of all other Obligations owing by EPL to the Secured Parties, and (v) fifth, after payment in full in cash of the amounts specified in clauses (c)(i) through (c)(iv), and following the Termination Date, to each applicable Obligor or any other Person lawfully entitled to receive such surplus.

(ccc)        Section 4.8 of the Credit Agreement is hereby amended by (x) deleting the phrase “The Borrower agrees” and inserting in place thereof the phrase “The Borrower and, if applicable, EPL, each agrees”, (y) deleting the phrase “direct creditor of the Borrower in the amount of such participation” and inserting in place thereof the phrase “direct creditor of the Borrower or, if applicable, EPL, in the amount of such participation” and (z) inserting the following sentence as the final sentence of such Section 4.8: “Notwithstanding anything in the foregoing to the contrary, prior to Disqualifying Condition Termination, no Secured Party shall apply any payment or recovery from any EPL Obligors against any Obligations of the Borrower and its Subsidiaries (other than the EPL Obligors) or be entitled to a sharing of such payments or recoveries from any EPL Obligors in respect of any Obligations (other than the EPL Obligations) pursuant to the terms hereof.”.

(ddd)        Section 4.9 of the Credit Agreement is hereby amended by (x) deleting the phrase “the Borrower hereby grants” and inserting in place thereof the phrase “the Borrower and EPL each hereby grants”, (y) deleting the phrase “moneys of the Borrower then or thereafter maintained” and inserting in place thereof the phrase “moneys of the Borrower and EPL then or thereafter maintained” and (z) inserting the following sentence as the final sentence of such Section 4.9: “Notwithstanding anything in the foregoing to the contrary, prior to Disqualifying Condition Termination, no Secured Party shall apply any balances, credits, deposits, accounts or moneys of any EPL Obligors against any Obligations of the Borrower and its Subsidiaries (other than the EPL Obligors) or be entitled to application of such balances, credits, deposits, accounts or moneys of any EPL Obligors in respect of any Obligations (other than the EPL Obligations) pursuant to the terms hereof.”

(eee)        Section 5.2.1(a) of the Credit Agreement is hereby amended by inserting “(except for representations and warranties which are qualified by a materiality qualifier, which shall be true and correct in all respects)” immediately following the phrase “shall be true and correct in all material respects”, which appears in the parenthetical in such Section 5.2.1(a).

-35-	-EXXI Eighth Amendment-

(fff)        Section 5.2.1(d) of the Credit Agreement is hereby amended by inserting “and, if such Credit Extension is of an EPL Loan, EPL is permitted under the EPL Senior Unsecured Debt Documents to incur such Credit Extension” immediately following the phrase “the Permitted Unsecured Debt Documents to incur such Credit Extension”.

(ggg)        Section 5.2.2 of the Credit Agreement is hereby amended by (x) inserting “or EPL Loans” immediately following “Revolving Loans”, (y) inserting “or EPL, as the case may be,” immediately following the first occurrence of the defined term “Borrower” and (z) inserting “and, if the Credit Extension is an EPL Loan, by EPL” immediately following the second occurrence of the defined term “Borrower”.

(hhh)        Section 6.6 of the Credit Agreement is hereby amended by deleting the phrase “since June 30, 2010.” and inserting in place thereof the phrase “June 30, 2010, or such more recent date for which the financial information required under Section 7.1.1(b) shall have been provided by the Borrower.”.

(iii)        Section 6.9(d) of the Credit Agreement is hereby amended by deleting the phrase “which Borrower is diligently pursuing” and inserting in place thereof the phrase “which Borrower or an applicable Subsidiary is diligently pursuing”.

(jjj)        Section 6.24 of the Credit Agreement is hereby amended by inserting “or, if applicable, EPL,” immediately following “certificate of the Borrower”.

(kkk)        Section 6.26 of the Credit Agreement is hereby amended by inserting “and the EPL Obligations” immediately following “The Obligations”.

(lll)        Section 7.1.1(i) of the Credit Agreement is hereby amended by deleting the phrase “the 2010 Notes Indenture, the 2011 Notes Indenture, the 2013 Notes Indenture” and inserting in place thereof “any Senior Unsecured Debt”.

(mmm)        Section 7.1.1(m) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(m)          concurrently with the delivery of any Reserve Report, the Borrower shall provide to the Administrative Agent and each Lender a certificate, signed by an Authorized Officer of the Borrower, certifying that, to the best of his knowledge and in all material respects: (i) the information contained in such Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower and its Subsidiaries, as applicable, own Good Title to the Oil and Gas Properties evaluated in such Reserve Report (in this Section called the “Covered Properties”) and are free of all Liens except for Liens permitted by Section 7.2.3, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Engineering Report (other than those permitted by the Security Documents) that would require Borrower, EPL or any Subsidiary, as applicable, to deliver hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of the Covered Properties has been Disposed since the date of the last Borrowing Base or, as applicable, EPL Borrowing Base determination, except as set forth on an exhibit to the certificate, which certificate shall list all of such properties Disposed and in such detail as reasonably required by the Administrative Agent, (v) set forth on a schedule attached to the certificate is the present discounted value of all Covered Properties that are part of the Oil and Gas Properties that are encumbered by the Mortgages (the “Mortgaged Properties”) and, prior to Disqualifying Condition Termination, designating which of the Covered Properties are encumbered by the EPL Mortgages (the “EPL Mortgaged Properties”), (vi) Oil and Gas Properties that comprise at least eighty-five percent (85%) of the total value of the Proved Reserves that are included within the Covered Properties are part of the Mortgaged Properties and, prior to Disqualifying Condition Termination, the EPL Mortgaged Properties, as applicable, and (vii) Oil and Gas Properties that comprise at least eighty-five percent (85%) of the total value of the Proved Developed Producing Reserves that are included within the Covered Properties are part of the Mortgaged Properties and, prior to Disqualifying Condition Termination, the EPL Mortgaged Properties;

-36-	-EXXI Eighth Amendment-

(nnn)        Section 7.1.1(p) of the Credit Agreement is hereby amended by inserting “, EPL” immediately following each occurrence of the defined term “Borrower”.

(ooo)        Section 7.1.1(q) of the Credit Agreement is hereby amended by (x) inserting “(including EPL and its Subsidiaries)” immediately following the phrase “Borrower or its Subsidiaries” and (y) deleting the phrase “(ii) a report, in form and substance reasonably acceptable to the Administrative Agent and regarding the ongoing drilling programs of the Borrower and it Subsidiaries, which report will specify (A) the wells drilled by the Borrower and its Subsidiaries on their Oil and Gas Properties during such recently ended fiscal quarter,” and inserting in place thereof the phrase “(ii) a report, in form and substance reasonably acceptable to the Administrative Agent, regarding the ongoing drilling programs of the Borrower and its Subsidiaries (including EPL and its Subsidiaries), which report will specify (A) the wells drilled by the Borrower and its Subsidiaries (including, prior to the Disqualifying Condition Termination, EPL and its Subsidiaries separately) on their Oil and Gas Properties during such recently ended fiscal quarter,”.

(ppp)        Section 7.1.1(s) of the Credit Agreement is hereby amended by (x) deleting the phrase “the Borrower and each Subsidiary,” and inserting in place thereof the phrase “the Borrower and each Subsidiary (including EPL and its Subsidiaries)” and (y) deleting the “and” at the end of such Section 7.1.1(s).

(qqq)        Section 7.1.1(t) of the Credit Agreement is hereby amended by deleting the phrase “reasonably detailed calculations confirming that the Borrower is in compliance with Section 4.09 of each of the 2010 Notes Indenture and the 2011 Notes Indenture, and the 2013 Notes Indenture or with the corresponding provision of any Permitted Unsecured Debt Document);” and inserting in place thereof the phrase “reasonably detailed calculations confirming that the Borrower is in compliance with Section 4.09 of each of the 2010 Notes Indenture, the 2011 Notes Indenture, the 2013 Notes Indenture, the 2014 Notes Indenture, the 2011 EPL Notes Indenture, the 2012 EPL Notes Indenture and with the corresponding provision of any Permitted Unsecured Debt Document);”.

-37-	-EXXI Eighth Amendment-

(rrr)        Section 7.1.1 of the Credit Agreement is hereby further amended by inserting, immediately following Section 7.1.1(t), the following new Section 7.1.1(u) and Section 7.1.1(v):

(u)          in the event that Disqualifying Condition Termination shall not have occurred prior to June 30, 2015, as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending June 30, 2015, an unaudited consolidated balance sheet of EPL and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of EPL and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, in each case, certified as complete and correct by the chief financial or accounting Authorized Officer of EPL (subject to normal year-end audit adjustments); and

(v)         in the event that Disqualifying Condition Termination shall not have occurred prior to December 31, 2015, as soon as available and in any event within 120 days after the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2015, a copy of the consolidated balance sheet of EPL and its Subsidiaries, and the related consolidated statements of income and cash flow of EPL and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants reasonably acceptable to the Administrative Agent, stating that, in performing the examination necessary to deliver the audited financial statements of EPL, no knowledge was obtained of any Event of Default.

(sss)        Section 7.1.4 of the Credit Agreement is hereby amended by amending and restating the final paragraph of such Section 7.1.4 (which, for the avoidance of doubt begins with the phrase “If no Borrowing Base Deficiency exists”):

-38-	-EXXI Eighth Amendment-

If no Borrowing Base Deficiency or EPL Borrowing Base Deficiency exists and no Event of Default has occurred and is continuing, (a) the Borrower and the Administrative Agent will cause all proceeds of insurance in connection with a Casualty Event to be deposited into a Deposit Account or Securities Account maintained at the Administrative Agent or as to which a Control Agreement has been executed in favor of the Administrative Agent granting “control” to the Administrative Agent under the UCC and (b) the Borrower may use such insurance proceeds to, at its option, repair or rebuild the affected property or pay or prepay any outstanding Loans or other Obligations or for any other lawful purpose not otherwise restricted by the Loan Documents. If a Borrowing Base Deficiency exists, such insurance proceeds deriving from Collateral (other than EPL Collateral, at all times prior to Disqualifying Condition Termination) shall be used to cure such Borrowing Base Deficiency by prepaying the Loans and/or Cash Collateralizing the Letters of Credit to the extent of the deficiency. If an EPL Borrowing Base Deficiency exists, such insurance proceeds deriving from EPL Collateral shall be used to cure such EPL Borrowing Base Deficiency by prepaying the EPL Loans to the extent of the deficiency. After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon direction from the Required Lenders, shall, apply all insurance proceeds upon receipt thereof to the Obligations in accordance with Section 4.7. Notwithstanding the foregoing, any such proceeds received prior to Disqualifying Condition Termination in respect of EPL Collateral shall only be used to cure an EPL Borrowing Base Deficiency or to pay the EPL Obligations in accordance with Section 4.7.

(ttt)        Section 7.1.7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.1.7   Use of Proceeds. The Borrower has and will and EPL has and will apply the proceeds of the Credit Extensions as follows:

(a)          in the case of Revolving Loans, for working capital and general corporate purposes of the Borrower and the Subsidiary Guarantors, including acquisitions and making Investments as permitted by Section 7.2.5 and Restricted Payments as permitted by Section 7.2.6 and in the case of EPL Loans, for working capital and general corporate purposes of EPL and its Subsidiaries that are Guarantors, to repay Indebtedness of EPL and its Subsidiaries and other obligations arising in connection with the EPL Acquisition and to pay consideration for the purchase by EPL and/or its Subsidiaries of certain Oil and Gas Properties from EXXI GOM to be made contemporaneously with the consummation of the EPL Acquisition;

(b)          for issuing Letters of Credit for the account of the Borrower and its Subsidiaries; and

(c)          to pay transaction costs in connection with this Agreement and the other Loan Documents and the EPL Acquisition.

(uuu)        Section 7.1.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

-39-	-EXXI Eighth Amendment-

Section 7.1.8   Future Guarantors, Security, etc. The Borrower will, and will cause each of its Subsidiaries to, execute any documents, Filing Statements, agreements and instruments, and take all further action (including filing Mortgages and Mortgage Supplements) that may be required under Applicable Law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 7.2.3) of the Liens created or intended to be created by the Loan Documents. The Borrower will cause any subsequently acquired or organized Subsidiary to execute, within 10 Business Days of its acquisition or organization, a supplement (in form and substance satisfactory to the Administrative Agent) to the Subsidiary Guaranty and each other applicable Loan Document in favor of the Secured Parties. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations and the EPL Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate, it being agreed that it is the intent of the parties that (a) the Obligations shall be secured by, among other things, substantially all the assets of the Borrower and its U.S. Subsidiaries (including real and personal property acquired subsequent to the Effective Date), except that prior to Disqualifying Condition Termination the assets of the EPL Obligors shall not secure the Obligations of the Borrower and its Subsidiaries (other than the EPL Obligations) and (b) the EPL Obligations shall be secured by, among other things, substantially all of the assets of the Borrower and its U.S. Subsidiaries (including real and personal property acquired subsequent to the Eighth Amendment Effective Date), including the EPL Obligors. Such Liens will be created under the Loan Documents in form and substance satisfactory to the Administrative Agent, and the Borrower and, if applicable, EPL shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section. Without limiting the foregoing, the Borrower for itself and on behalf of its Subsidiaries agrees that the Administrative Agent is hereby authorized to file, at such times as the Administrative Agent deems necessary or desirable, Filing Statements naming the Borrower or any of its Subsidiaries as debtor and describing the collateral as “all personal property” or “all assets” of such debtor whether now or hereafter acquired, or words of like import. Notwithstanding the foregoing provisions of this Section 7.1.8 or the provisions of any other Loan Document, the Borrower shall not be obligated to pledge or grant a security interest or other Lien in favor of the Administrative Agent or the other Secured Parties on the Borrower’s Investments made as permitted under Section 7.2.5(m) hereof. Notwithstanding the foregoing, until Disqualifying Condition Termination, EPL and its Subsidiaries shall only be obligated to guaranty and secure the EPL Obligations pursuant to the provisions of this Section 7.1.8. For the avoidance of doubt, upon Disqualifying Condition Termination EPL and its Subsidiaries immediately shall be deemed automatically to guaranty and secure all Obligations as provided in this Section 7.1.8 (and, without limitation of the foregoing terms of this Section 7.1.8, from and after such time, the Borrower will, and will cause each of the EPL Obligors to, execute any documents, Filing Statements, agreements and instruments, and take all further action that the Administrative Agent may reasonably request, in order to effectuate such guaranty and security arrangements for the Obligations.

-40-	-EXXI Eighth Amendment-

(vvv)        Section 7.1.10 of the Credit Agreement is hereby amended by (x) deleting the phrase “the Borrower maintained with the Administrative Agent (the “Proceeds Account”).” and inserting in place thereof the phrase “the Borrower or, if prior to Disqualifying Condition Termination and such Production Proceeds are in respect of EPL Collateral, an account of EPL maintained with the Administrative Agent (as applicable, a “Proceeds Account”)”, (y) deleting the phrase “the Proceeds Account” and inserting in place thereof the phrase “each Proceeds Account” and (z) inserting the following new sentence as the final sentence of such Section 7.1.10 “EPL hereby grants to the Administrative Agent for the benefit of the Secured Parties, subject to the prior assignment in favor of the Administrative Agent of such Production and Production Proceeds, a security interest in each Proceeds Account and all proceeds thereof to secure the EPL Obligations and, after Disqualifying Condition Termination, the Obligations.”

(www)        Section 7.1.11 of the Credit Agreement is hereby amended by (x) inserting the parenthetical “(excluding, prior to Disqualifying Condition Termination, Subsidiaries that are EPL Obligors)” immediately after both occurrences of the defined term “Subsidiaries” and (y) inserting the following three sentences as the final three sentences of such Section 7.1.11: “Until Disqualifying Condition Termination, EPL shall cause the EPL Mortgaged Properties to constitute at least eighty-five percent (85%) of the total value of the Proved Reserves of EPL and its Subsidiaries and at least eighty-five percent (85%) of the total value of the Proved Developed Producing Reserves of EPL and its Subsidiaries (in this Section called the “Required EPL Percentages”). Within thirty (30) days following each determination or redetermination of the EPL Borrowing Base, EPL will execute and deliver documentation in form and substance satisfactory to the Administrative Agent, granting to the Administrative Agent first perfected Liens on Oil and Gas properties that are not then part of the EPL Mortgaged Properties, sufficient to cause the EPL Mortgaged Properties to include the Required EPL Percentages. In addition, EPL will furnish to the Administrative Agent title due diligence in form and substance satisfactory to the Administrative Agent and will furnish all other documents and information relating to such properties as the Administrative Agent may reasonably request.”

(xxx)        Section 7.1.12 of the Credit Agreement is hereby amended by (w) inserting “and shall not permit any of its Subsidiaries to,” immediately after “The Borrower shall not”, (x) inserting “or set forth on Schedule IV to the Eighth Amendment” immediately after the cross-reference “Section 7.1.1(s)(i)”, (y) deleting the phrase “set forth in Section 7.2.20.” and inserting in place thereof the phrase “set forth in Section 7.2.20 and, if applicable, Section 7.2.22.” and (z) deleting the final sentence of such Section 7.1.12 and inserting in place thereof the following two sentences: “As of the date of any determination or redetermination of the Borrowing Base, the Borrower and its Subsidiaries shall maintain hedging positions that are acceptable to the Administrative Agent, acting reasonably. Until Disqualifying Condition Termination, as of the date of any determination or redetermination of the EPL Borrowing Base, EPL and its Subsidiaries shall maintain hedging positions that are acceptable to the Administrative Agent, acting reasonably.”

-41-	-EXXI Eighth Amendment-

(yyy)        Section 7.1.13 of the Credit Agreement is hereby amended by (x) inserting “or EPL, as applicable,” immediately after the first five occurrences of the defined term “Borrower”, (y) inserting “or, if applicable, EPL Mortgaged Properties” immediately after the phrase “substitute acceptable Mortgaged properties” and (z) deleting the final sentence of such Section 7.1.13 and inserting in place thereof the following two sentences: “To the extent that the Administrative Agent or the Required Lenders are not satisfied with title to any EPL Mortgaged Property after the 90-day period has elapsed, the Administrative Agent may send a notice to the Borrower, EPL and the Lenders that the then outstanding Borrowing Base and the EPL Borrowing Base shall be reduced by amounts as determined by the Required Lenders to cause EPL to be in compliance with the requirement to provide acceptable title information to the Oil and Gas Properties. This new Borrowing Base or EPL Borrowing Base, as the case may be, shall become effective immediately after receipt of such notice.”

(zzz)        Section 7.1.15 of the Credit Agreement is hereby amended by deleting the final three sentences of such Section 7.1.15 (which set of three sentences, for the avoidance of doubt, begins with the phrase “The Borrower hereby authorizes”) and inserting in place thereof the following three sentences: “The Borrower and EPL each hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of any Mortgaged Property or any EPL Mortgaged Property, as applicable, or any part thereof or any other collateral without the signature of the Borrower, EPL or any other Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Documents or any financing statement covering the Mortgaged Property or the EPL Mortgaged Property, as applicable, or any part thereof or any other collateral shall be sufficient as a financing statement where permitted by law. The Borrower shall notify the Administrative Agent of any name change of any of the Borrower’s Subsidiaries (including EPL and its Subsidiaries) in accordance with the Borrower Pledge and Security Agreement.”

(aaaa)      Section 7.1.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.1.16   Minimum Availability Under Borrowing Base.

(a)          During each period from July 1st to October 31st of each calendar year, the Borrower will not permit the aggregate Credit Exposures of all Lenders to exceed an amount equal to (i) the lesser of the Aggregate Available Commitment or an amount equal to the Available Borrower Borrowing Base, minus (ii) $50,000,000; provided, however, that in the event that during such calendar year the Borrower’s or any of its Subsidiary’s Oil and Gas Properties shall suffer hurricane damage, the Administrative Agent, upon the request of the Borrower, is authorized to reduce such $50,000,000 for such calendar year to an amount (not less than zero) acceptable to the Administrative Agent in its sole discretion.

-42-	-EXXI Eighth Amendment-

(b)          In addition to the availability required to be maintained under clause (a), if the Borrower has at any time Permitted Unsecured Indebtedness issued after April 1, 2014 and outstanding pursuant to Section 7.2.2(j), the Borrower will be required to further maintain availability hereunder in an amount equal to 25% of the amount of such Permitted Unsecured Indebtedness (and thus will not permit the aggregate Credit Exposures of all Lenders to exceed an amount equal to (i) the lesser of (x) the Aggregate Available Commitment or the (y) the Available Borrower Borrowing Base then in effect, minus (ii) the amount of availability then required to be maintained in accordance with clause (a) of this Section 7.1.16, minus (iii) an amount equal to 25% of such Permitted Unsecured Indebtedness then issued and outstanding pursuant to Section 7.2.2(j)); provided, however, that notwithstanding any other provisions of this Agreement, the availability requirement and borrowing limitation set forth in this clause (b) may not be waived, amended or modified without the consent of all of the Lenders.

(bbbb)      Section 7.2.1 of the Credit Agreement is hereby amended by (x) deleting the phrase “except those business activities engaged in on the date of this Agreement” and inserting in place thereof the phrase “except those business activities in which it has historically engaged” and (y) deleting the phrase “and to which the laws of the State of Texas or Louisiana are applicable”.

(cccc)      Section 7.2.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.2.2    Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a)          (i) the Obligations and (ii) Hedging Obligations incurred pursuant to this Agreement;

(b)          the 2010 Debt, the 2011 Debt, the 2013 Debt, the 2014 Debt, the 2011 EPL Debt, the 2012 EPL Debt and the Refinancing of all or any portion of such Indebtedness (including amounts relating to fees and premiums incurred in connection with such Refinancing); provided, however, that such Refinancing Indebtedness does not have a maturity date that is prior to the date that is six (6) months after the Stated Maturity Date;

(c)          Indebtedness existing as of the Effective Date that is identified in Item 7.2.2(c) of the Disclosure Schedule, and Refinancing of such Indebtedness (as such amount has been reduced following the Effective Date);

(d)          unsecured Indebtedness (i) incurred in the ordinary course of business of the Borrower and its Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services (including insurance premium payables in the ordinary course) that are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Borrower or such Subsidiary) and (ii) in respect of performance, surety or appeal bonds or similar assurance undertakings provided in the ordinary course of business, but excluding (in each case), funded Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

-43-	-EXXI Eighth Amendment-

(e)          Indebtedness (i) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of the Borrower and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Borrower and its Subsidiaries (provided that, such Indebtedness is incurred within 60 days of the acquisition of such property) and (ii) in respect of Capitalized Lease Liabilities; provided that, the aggregate amount of all Indebtedness outstanding pursuant to this clause shall not at any time exceed $10,000,000;

(f)          Indebtedness of any Subsidiary owing to the Borrower or any other Subsidiary;

(g)          [Intentionally Blank];

(h)          Indebtedness incurred by the Borrower and its Subsidiaries associated with bonds, surety or similar assurance obligations or undertakings required by Applicable Law in connection with the operation of the Oil and Gas Properties;

(i)          Indebtedness of a Person existing at the time such Person became a Subsidiary of the Borrower, but only if such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary;

(j)          Indebtedness (including, but without duplication, Contingent Liabilities of the Subsidiary Guarantors in respect thereof) of the Borrower, in an amount not to exceed an aggregate outstanding principal amount of up to $1,000,000,000 (the “Permitted Unsecured Indebtedness”) so long as (i) such Indebtedness remains at all times unsecured Indebtedness, (ii) such Indebtedness does not have a maturity date that is prior to the date that is six (6) months after the Stated Maturity Date, (iii) after giving effect to the incurrence of such Indebtedness no Default or Event of Default shall have occurred and be continuing, and (iv) after giving effect to the incurrence of such Indebtedness the Borrower is in pro forma compliance with Section 7.2.4, and the Refinancing of all or any applicable portion of such Indebtedness (including amounts relating to fees and premiums incurred in connection with such Refinancing); provided that, notwithstanding the foregoing, to the extent that all or any portion of the proceeds of any such Indebtedness incurred pursuant to this Section 7.2.2(j) is subsequently used to Refinance all or any portion of the Senior Unsecured Debt, such Indebtedness so incurred pursuant to this Section 7.2.2(j), the proceeds of which are so used, will be deemed to constitute a Refinancing of such applicable Senior Unsecured Debt, and to the extent so used shall no longer be Permitted Unsecured Indebtedness, including for purposes of Section 7.1.16(b) hereof; for the avoidance of doubt, however, any Permitted Unsecured Indebtedness so Refinanced shall remain Permitted Unsecured Indebtedness for purposes hereof, and any Indebtedness incurred pursuant to this Section 7.2.2(j) from which the proceeds are not or have not yet been used to Refinance Senior Unsecured Debt shall remain Permitted Unsecured Indebtedness unless or until so used;

-44-	-EXXI Eighth Amendment-

(k)          other unsecured Indebtedness of the Borrower and its Subsidiaries in an aggregate amount at any time outstanding not to exceed $2,500,000;

provided, that no Indebtedness otherwise permitted by clauses (c), (e), (g), (j) or (k) shall be incurred, assumed, created, Refinanced or otherwise incurred if a Default, a Borrowing Base Deficiency or an EPL Borrowing Base Deficiency has occurred and is then continuing or would result therefrom.

(dddd)      Section 7.2.3(a) of the Credit Agreement is hereby amended by inserting “or the EPL Obligations” immediately after the defined term “Obligations”.

(eeee)      Section 7.2.3(c) of the Credit Agreement is hereby amended and restated in its entirety as follows: “Liens existing as of the Effective Date and disclosed in Item 7.2.3(c) of the Disclosure Schedule securing Indebtedness described in clause (c) of Section 7.2.2, and Refinancings of such Indebtedness (as such Indebtedness may have been reduced subsequent to the Effective Date);”.

(ffff)      Section 7.2.3(o) of the Credit Agreement is hereby amended by deleting the phrase “or the Mortgage” and inserting in place thereof the phrase “or the applicable Mortgage”.

(gggg)      Section 7.2.5(g) of the Credit Agreement is hereby amended by deleting the phrase “Investments by way of” and inserting in place thereof the phrase “the EPL Acquisition and Investments made as part of”.

(hhhh)      Section 7.2.5(o) of the Credit Agreement is hereby amended by deleting the phrase “Default or Borrowing Base Deficiency” each time such phrase occurs and inserting in place thereof the phrase “Default, Borrowing Base Deficiency or EPL Borrowing Base Deficiency”.

(iiii)      Section 7.2.6(b) and Section 7.2.6(c) of the Credit Agreement are hereby amended by deleting the phrase “Default or Borrowing Base Deficiency” each time such phrase occurs and inserting in place thereof the phrase “Default, Borrowing Base Deficiency or EPL Borrowing Base Deficiency”.

-45-	-EXXI Eighth Amendment-

(jjjj)      Section 7.2.6(d) of the Credit Agreement is hereby amended by amending and restating clauses (i) and (ii) (which, for the avoidance of doubt appear in the proviso that begins with the phrase “provided, further, however”) to read as follows: “(i) no Default, Borrowing Base Deficiency or EPL Borrowing Base Deficiency has occurred and is continuing, or shall be caused thereby, (ii) the sum of (A) an amount equal to (I) the lesser of the Aggregate Available Commitment and an amount equal to the Available Borrower Borrowing Base less (II) the aggregate amount of the Credit Exposure of all Lenders plus (B) the aggregate amount of all cash and Cash Equivalent Investments of the Borrower and its Subsidiaries (other than, prior to Disqualifying Condition Termination, the EPL Obligors) after giving effect to such proposed Restricted Payment, shall equal or exceed the greater of $150,000,000 and an amount equal to 15% of the lesser of the Aggregate Available Commitment and an amount equal to the Available Borrower Borrowing Base, and”

(kkkk)      Section 7.2.8 of the Credit Agreement is hereby amended by deleting the phrase “for Loans”.

(llll)      Section 7.2.9(a) and Section 7.2.9(b) of the Credit Agreement are hereby amended by inserting the phrase “; and provided further that, until Disqualifying Condition Termination, no Subsidiary Guarantor that is an EPL Obligor may merge with a Subsidiary Guarantor that is not an EPL Obligor” immediately prior to the parenthesis and semicolon that conclude such Section 7.2.9(a) and immediately prior to the semicolon that concludes such Section 7.2.9(b).

(mmmm)      Section 7.2.9(c) of the Credit Agreement is hereby amended by deleting the “and” at the end of such Section 7.2.9(c).

(nnnn)      Section 7.2.9(d) of the Credit Agreement is hereby amended by (x) deleting the phrase “Default or Borrowing Base Deficiency” and inserting in place thereof the phrase “Default, Borrowing Base Deficiency or EPL Borrowing Base Deficiency” and (y) inserting “; and” at the end of subclause (iii).

(oooo)      Section 7.2.9 of the Credit Agreement is hereby further amended by inserting the following new clause (e) immediately following Section 7.2.9(d): “(e) the Borrower and its Subsidiaries may consummate the EPL Acquisition.”

(pppp)      Section 7.2.10(e) of the Credit Agreement is hereby amended by amending and restating it in its entirety to read as follows: “(e) the sale of SP 49 by EXXI GOM to EPL on terms acceptable to the Administrative Agent;”

(qqqq)      Section 7.2.10(f) of the Credit Agreement is hereby amended by amending and restating it in its entirety to read as follows:

-46-	-EXXI Eighth Amendment-

(f)           the sale or other Disposition (including Casualty Events) of any Oil and Gas Property or any interest therein or any Subsidiary (other than EXXI GOM) of the Borrower owning Oil and Gas Properties; provided that (i) 100% of the consideration received in respect of such sale or other Disposition shall be cash, (ii) the consideration received in respect of such sale or other Disposition shall be equal to or greater than the fair market value of the interests that are the subject of such sale or other Disposition (as reasonably determined by the board of directors of the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of an Authorized Officer of the Borrower certifying to that effect), (iii) upon a sale or other Disposition of Oil and Gas Property or any such Subsidiary owning Oil and Gas Properties that involves Oil and Gas Properties included in the most recently delivered Reserve Report (the “Subject Disposition”), if the consideration received for the Subject Disposition together with the consideration for all other sales and Dispositions of Oil and Gas Properties or any such Subsidiary owning Oil and Gas Properties that are included in the most recently delivered Reserve Report during any period between two successive determinations or redeterminations of the Borrowing Base or, in the case of a Disposition of EPL Collateral prior to Disqualifying Condition Termination, the EPL Borrowing Base, exceeds $5,000,000 individually or in the aggregate, then, the Borrowing Base and the EPL Borrowing Base, if applicable, shall be reduced, effective immediately upon such Subject Disposition, by an amount equal to the value, if any, assigned to the relevant Oil and Gas Properties in the most recently delivered Reserve Report that were sold or otherwise Disposed in connection with such Subject Disposition, (iv) if any such sale or other Disposition is of any such Subsidiary owning Oil and Gas Properties, such sale or other Disposition shall include all the Capital Securities of such Subsidiary, and (v) notwithstanding Section 3.1.1(c), if a Borrowing Base Deficiency or EPL Borrowing Base Deficiency exists at the time of such sale or Disposition or would result from the reduction of the Borrowing Base or the EPL Borrowing Base as a result of such sale or other Disposition otherwise permitted pursuant to this clause (f), then the proceeds of such sale or other Disposition shall be applied immediately to cure such Borrowing Base Deficiency or EPL Borrowing Base Deficiency, as the case may be, first by prepaying the Revolving Loans or EPL Loans, as the case may be, and second by Cash Collateralizing all outstanding Letters of Credit to the extent of such Borrowing Base Deficiency; provided that notwithstanding the foregoing, no proceeds of a Disposition of EPL Collateral shall be applied to cure a Borrowing Base Deficiency prior to Disqualifying Condition Termination; and

(rrrr)      Section 7.2.11(c) of the Credit Agreement is hereby amended by deleting the phrase “the 2010 Debt Documents, the 2011 Debt Documents, the 2013 Debt Documents,” and inserting in place thereof the phrase “Senior Unsecured Debt Documents”.

(ssss)      Section 7.2.12(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)          transactions among the Obligors otherwise permitted hereunder (provided that, prior to Disqualifying Condition Termination, the Borrower and its Subsidiaries (other than any of the EPL Obligors), on the one hand, may not enter into or cause or permit to exist any arrangement, transaction or contract with any of the EPL Obligors, on the other hand, that would contravene, breach or result in a default under any of the terms or provisions of the EPL Senior Unsecured Debt Documents (and, in respect of any “Affiliate Transaction” (as defined under the EPL Senior Unsecured Debt Documents) that requires the delivery of documentation or certification to the trustee thereunder, the Borrower shall, or shall cause EPL, to deliver to the Administrative Agent a copy of any and all such documentation or certification));

-47-	-EXXI Eighth Amendment-

(tttt)      Section 7.2.12(c) of the Credit Agreement is hereby amended by deleting “G&E Expenses” and inserting in place thereof “G&A Expenses”

(uuuu)      Section 7.2.12(d) of the Credit Agreement is hereby amended by deleting the “and” at the end of such Section 7.2.12(d).

(vvvv)      Section 7.2.12(e) of the Credit Agreement is hereby amended by inserting “; and” at the end of such Section 7.2.12(e).

(wwww)      Section 7.2.12 of the Credit Agreement is hereby further amended by inserting the following new clause (f) immediately following Section 7.2.12(e) (which, for the avoidance of doubt, is inserted prior to the concluding paragraph of Section 7.2.12 that is not lettered and begins with the phrase “Notwithstanding the foregoing”):

(f)          prior to Disqualifying Condition Termination, allocation by Borrower and its Subsidiaries (other than the EPL Obligors), on the one hand, and the EPL Obligors, on the other hand, of G&A Expenses, lease operating and capital costs incurred by the EPL Obligors and the Borrower and its Subsidiaries (other than the EPL Obligors), respectively, on behalf of or attributable to the Borrower and it Subsidiaries (other than the EPL Obligors) or to the EPL Obligors, as the case may be, as long as such expenses and costs are allocated and billed among such Obligors in accordance with management’s reasonable estimation of the expenses and costs to provide the applicable good and services to such Affiliate.

(xxxx)      Section 7.2.13 of the Credit Agreement is hereby amended by amending and restating the final sentence thereof (which, for the avoidance of doubt begins with the phrase “The foregoing prohibitions”) in its entirety to read as follows:

The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document, (ii) in the case of clause (a), any agreement governing any Indebtedness permitted by clause (e) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness, (iii) in the case of clauses (a) and (b), the Senior Unsecured Debt Documents and/or the Permitted Unsecured Debt Documents, as the case may be, and (iv) in the case of clause (c), the EPL Senior Unsecured Debt Documents.

(yyyy)      Section 7.2.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.2.15    No Prepayment of 2010 Notes, 2011 Notes, 2013 Notes or 2014 Notes. Unless (including after giving effect to such payment or prepayment) the Borrower and its Subsidiaries are in compliance with the Prepayment Conditions, the Borrower will not, and will not permit any of its Subsidiaries to, prior to the date that is one hundred eighty (180) days after the Stated Maturity Date:

-48-	-EXXI Eighth Amendment-

(a)          make any payment or prepayment of principal of, or premium or interest on, the 2010 Debt, the 2011 Debt, the 2013 Debt or the 2014 Debt other than: (i) with respect to interest, (A) on the stated, scheduled dates for payment of interest set forth in the applicable Senior Unsecured Debt Documents, as the case may be, or (B) upon any Refinancing of the 2010 Debt, the 2011 Debt, the 2013 Debt or the 2014 Debt, respectively, permitted in accordance with the terms of this Agreement, or (ii) with respect to principal, (A) on the date of the stated maturity indicated in the 2010 Debt Documents, the 2011 Debt Documents, the 2013 Debt Documents or the 2014 Debt Documents with respect to the payment of principal on the 2010 Debt, the 2011 Debt, the 2013 Debt or the 2014 Debt, respectively, (B) on each scheduled date for payment of principal or as required in connection with a mandatory prepayment, redemption or defeasance of the 2010 Debt, the 2011 Debt, the 2013 Debt or the 2014 Debt under the respective Senior Unsecured Debt Documents, so long as on the date of such payment (1) no Default, Event of Default, Borrowing Base Deficiency or EPL Borrowing Base Deficiency has occurred and is continuing or would result therefrom and (2) the Borrower has paid any Obligations required to be paid hereunder pursuant to the terms of this Agreement, or (C) upon any Refinancing of the 2010 Debt, the 2011 Debt, the 2013 Debt or the 2014 Debt permitted in accordance with the terms of this Agreement;

(b)          redeem, retire, purchase, defease or otherwise acquire either the 2010 Debt or the 2011 Debt, the 2013 Debt or the 2014 Debt (except as set forth in clause (a)); or

(c)          make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes other than, in each case, in connection with a Refinancing of the 2010 Debt, the 2011 Debt, the 2013 Debt or the 2014 Debt (to the extent of such Indebtedness being Refinanced) permitted in accordance with the terms of this Agreement.

(zzzz)      Section 7.2.20(a) and Section 7.2.20(b) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

(a) No Obligor will enter into or maintain any Hedging Agreements with any Person other than (i) commodity Hedging Agreements with one or more Approved Counterparties (in the case of Hedging Agreements that are puts or calls that are not executed in conjunction with any other Hedging Agreements) or Lenders or Affiliates thereof (in the case of any other Hedging Agreements); (ii) Hedging Agreements in respect of interest rates with an Approved Counterparty; and (iii) Hedging Agreements required under Section 7.1.12; provided that all Hedging Agreements permitted hereunder are in accordance with this Section 7.2.20 or prior to Disqualifying Condition Termination Section 7.2.22, and have a fixed price or floor prices acceptable to the Administrative Agent and aggregate notional volumes acceptable to the Administrative Agent.

-49-	-EXXI Eighth Amendment-

(b)          With respect to any commodity Hedging Agreements permitted hereunder, as at any date, volumes corresponding to swaps or collars (for the absence of doubt, volumes related to puts that are not executed in conjunction with any other Hedging Agreements are excluded) covering Oil and Gas Properties of the Obligors shall not exceed (A) during the first six calendar months period following such date, 90% for crude oil or for natural gas, as the case may be, of the reasonably estimated projected crude oil and natural gas production, respectively, from the Obligors’ Proved Developed Producing Reserves in respect of such Oil and Gas Properties, and (B) for any period after such six month period described in clause (A), the lower of (x) 90% for crude oil or for natural gas, as the case may be, of the Six-Month Forecast Production Low for crude oil and natural gas, respectively, in respect of such Oil and Gas Properties; and (y) the sum of 100% of the reasonably estimated projected crude oil and natural gas production, as the case may be, from the Obligors’ Proved Developed Producing Reserves plus 50% of the reasonably estimated projected crude oil and natural gas production, as the case may be, from the Obligors’ Proved Developed Nonproducing Reserves, in each case as determined by reference to the then current Reserve Reports delivered pursuant to the terms of this Agreement and such other supplemental reserve information as has been provided to the Administrative Agent in form and substance reasonably acceptable to the Administrative Agent; provided that all calculations of reasonably estimated projected crude oil and natural gas production made by the Borrower shall be made in a manner consistent with oil and gas production and reserve estimating techniques of, and reserve category definitions provided by, the Society of Petroleum Engineers.

(aaaaa)     Section 7.2.20(g) of the Credit Agreement is hereby amended by (x) deleting the phrase “the Borrower’s maintenance” and inserting in place thereof the phrase “an Obligor’s maintenance”, (y) deleting the phrase “the Borrower was” and inserting in place thereof the phrase “such Obligor was” and (z) deleting the phrase “causes the Borrower” and inserting in place thereof the phrase “causes such Obligor”.

(bbbbb)     Section 7.2.21 of the Credit Agreement is hereby amended by (x) deleting each occurrence of the words “refinancing” and “refinanced” and inserting in place thereof the defined term “Refinancing” or “Refinanced”, as applicable, (y) deleting the phrase “no Default or Event of Default or Borrowing Base Deficiency” and inserting in place thereof the phrase “no Default or Event of Default, Borrowing Base Deficiency or EPL Borrowing Base Deficiency” and (z) deleting the phrase “The Borrower will not” and inserting in place thereof the phrase “Unless after giving effect to such payment or prepayment the Borrower and its Subsidiaries are in compliance with the Prepayment Conditions, the Borrower will not,”.

(ccccc)     Section 7.2 of the Credit Agreement is further amended by inserting, immediately after Section 7.2.21, the following new Section 7.2.22 and Section 7.2.23, which read as follows:

-50-	-EXXI Eighth Amendment-

Section 7.2.22   Restrictions on EPL Hedging Agreements. (a) Prior to Disqualifying Condition Termination, no EPL Obligor will enter into or maintain any Hedging Agreements with any Person other than (i) commodity Hedging Agreements with one or more Approved Counterparties (in the case of Hedging Agreements that are puts or calls that are not executed in conjunction with any other Hedging Agreements) or Lenders or Affiliates thereof (in the case of any other Hedging Agreements); (ii) Hedging Agreements in respect of interest rates with an Approved Counterparty; and (iii) Hedging Agreements required under Section 7.1.12; provided that all Hedging Agreements permitted hereunder are in accordance with this Section 7.2.22 or after Disqualifying Condition Termination Section 7.2.20, and have a fixed price or floor prices acceptable to the Administrative Agent and aggregate notional volumes acceptable to the Administrative Agent.

(b)          With respect to any commodity Hedging Agreements permitted under this Section 7.2.22, as at any date, volumes corresponding to swaps or collars (for the absence of doubt, volumes related to puts that are not executed in conjunction with any other Hedging Agreements are excluded) covering Oil and Gas Properties of the EPL Obligors shall not exceed (A) during the first six calendar months period following such date, 90% for crude oil or for natural gas, as the case may be, of the reasonably estimated projected crude oil and natural gas production, respectively, from the EPL Obligors’ Proved Developed Producing Reserves in respect of such Oil and Gas Properties, and (B) for any period after such six month period described in clause (A), the lower of (x) 90% for crude oil or for natural gas, as the case may be, of the Six-Month Forecast Production Low for crude oil and natural gas, respectively, in respect of such Oil and Gas Properties; and (y) the sum of 100% of the reasonably estimated projected crude oil and natural gas production, as the case may be, from the EPL Obligors’ Proved Developed Producing Reserves plus 50% of the reasonably estimated projected crude oil and natural gas production, as the case may be, from the EPL Obligors’ Proved Developed Nonproducing Reserves; in each case as determined by reference to the then current Reserve Reports delivered pursuant to the terms of this Agreement and such other supplemental reserve information as has been provided to the Administrative Agent in form and substance reasonably acceptable to the Administrative Agent and provided that all calculations of reasonably estimated projected crude oil and natural gas production made by EPL shall be made in a manner consistent with oil and gas production and reserve estimating techniques of, and reserve category definitions provided by, the Society of Petroleum Engineers.

-51-	-EXXI Eighth Amendment-

(c)          As at any date, volumes corresponding to basis swaps covering Oil and Gas Properties of the EPL Obligors shall not exceed (i) during the first six calendar months period following such date, 90% for crude oil or for natural gas, as the case may be, of the reasonably estimated projected crude oil and natural gas production, respectively, from the EPL Obligors’ Proved Developed Producing Reserves in respect of such Oil and Gas Properties, and (ii) thereafter, the lower of (A) 90% for crude oil or for natural gas, as the case may be, of the Six-Month Production Low for crude oil and natural gas, respectively, in respect of such Oil and Gas Properties; and (B) the sum of 100% of the reasonably estimated projected crude oil and natural gas production, as the case may be, from the EPL Obligors’ Proved Developed Producing Reserves plus 50% of the reasonably estimated projected crude oil and natural gas production, as the case may be, from the EPL Obligors’ Proved Developed Nonproducing Reserves, in each case as determined by reference to the then current Reserve Reports delivered pursuant to the terms of this Agreement and such other supplemental reserve information as has been provided to the Administrative Agent in form and substance reasonably acceptable to the Administrative Agent; provided that all calculations of reasonably estimated projected crude oil and natural gas production made by EPL shall be made in a manner consistent with oil and gas production and reserve estimating techniques of, and reserve category definitions provided by, the Society of Petroleum Engineers.

(d)          Notwithstanding anything in this Section to the contrary, by no later than July 1st of each calendar year, swaps and collars covering Oil and Gas Properties of the EPL Obligors shall not exceed (i) 70% of the reasonably estimated projected crude oil production from the EPL Obligors’ Proved Developed Producing Reserves for the delivery period from July 1 of such calendar year through October 31 of such calendar year, or (ii) 40% of the reasonably estimated projected natural gas production from the EPL Obligors’ Proved Developed Producing Reserves for the delivery period from July 1 of such calendar year through October 31 of such calendar year, in each case as determined by reference to the then current Reserve Reports delivered pursuant to the terms of this Agreement and such other supplemental reserve information as has been provided to the Administrative Agent in form and substance reasonably acceptable to the Administrative Agent; provided that all calculations of reasonably estimated projected crude oil and natural gas production made by EPL shall be made in a manner consistent with oil and gas production and reserve estimating techniques of, and reserve category definitions provided by, the Society of Petroleum Engineers.

(e)          No EPL Obligor will purchase any calls other than (i) calls corresponding to an existing permitted collar already executed or being executed in conjunction with such purchased call or (ii) with the consent of the Administrative Agent, calls for the purpose of mitigating physical delivery risk.

(f)          Notwithstanding anything herein to the contrary, no EPL Obligor will enter into any Hedging Agreements other than in the ordinary course of business for the purpose of protecting against fluctuations in interest rates, commodity prices and/or basis risk and not for the purpose of speculation; provided that, for the avoidance of doubt, a Hedging Agreement shall be deemed not to be entered into for the purpose of speculation, for purposes of the foregoing, if the applicable call strike price thereunder does not vary by more than two percent (2%) from the call strike price of a corresponding prior Hedging Agreement transaction.

-52-	-EXXI Eighth Amendment-

(g)          Notwithstanding anything in this Section to the contrary, EPL’s maintenance of Hedging Agreements or hedging positions in violation of clauses (b) through (d) above is not a Default or an Event of Default under this Section 7.2.22 if: (i) EPL was in compliance with the requirements of this Section 7.2.22 at the time of the entering into of any such Hedging Agreements or hedging positions; and (ii) after the time of the entering into of any such Hedging Agreements or hedging positions, a decrease in the reasonably estimated projected crude oil and natural gas production, respectively, from the EPL Obligors’ Proved Developed Producing Reserves causes EPL to no longer be in compliance with Section 7.2.22 and such non-compliance lasts for a period of not longer than five (5) Business Days; provided that all calculations of reasonably estimated projected crude oil and natural gas production made by EPL shall be made in a manner consistent with oil and gas production and reserve estimating techniques of, and reserve category definitions provided by, the Society of Petroleum Engineers.

Section 7.2.23    Prepayment of the 2011 EPL Notes and 2013 EPL Notes. EPL will not prepay or redeem the 2011 EPL Notes or the 2012 EPL Notes unless the Borrower shall have determined that such prepayment or redemption is commercially reasonable and at the time thereof no Default, Borrowing Base Deficiency or EPL Borrowing Base Deficiency exists.

(ddddd)  Section 8.1.1 of the Credit Agreement is amended by inserting “or EPL” immediately following “The Borrower”.

(eeeee)   Section 8.1.3 of the Credit Agreement is amended by inserting “, or the Borrower and, prior to Disqualifying Condition Termination, EPL shall fail to preserve and maintain its or their respective legal existence” immediately following “any Guarantor shall default under any payment or guarantee obligation under a Guaranty”.

(fffff)     Section 8.1.5(b) of the Credit Agreement is amended and restated in its entirety to read as follows: “(b) an “Event of Default” shall have occurred and be continuing under the 2010 Debt Documents, the 2011 Debt Documents, the 2013 Debt Documents, the 2014 Debt Documents, the Permitted Unsecured Debt Documents, the 2011 EPL Debt Documents or the 2012 EPL Debt Documents.”

(ggggg)  Section 8.1.10 of the Credit Agreement is amended by deleting “any portion of the Collateral.” and inserting in place thereof “any portion of the Collateral (subject, however, to the terms of Section 1.6 of this Agreement).”

(hhhhh)  Section 8.2 and Section 8.3 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

-53-	-EXXI Eighth Amendment-

Section 8.2         Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrower or, prior to Disqualifying Condition Termination, with respect to EPL shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations and the EPL Obligations) shall automatically be and become immediately due and payable, without notice or demand to any Person and each Obligor (other than, prior to Disqualifying Condition Termination, the EPL Obligors) shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.

Section 8.3         Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrower) or, prior to Disqualifying Condition Termination, with respect to EPL) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower or EPL, as applicable, declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations that shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrower and each other Obligor (other than, prior to the Disqualifying Condition Termination, the EPL Obligors) shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.

(iiiii)     Section 9.2 of the Credit Agreement is hereby amended and restated in their entirety to read as follows:

Section 9.2         Funding Reliance, etc. Unless the Administrative Agent shall have been notified in writing by any Lender by 3:00 p.m. on the Business Day prior to a Borrowing of Loans that such Lender will not make available the amount that would constitute its Percentage of such Borrowing of Revolving Loans or EPL Loans, as applicable, on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower or EPL, as applicable, a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower and, if applicable, EPL, severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower or EPL, as applicable, to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Revolving Loans comprising such Borrowing of Revolving Loans (in the case of the Borrower) or EPL Loans (in the case of EPL) and (in the case of a Lender), at the Federal Funds Rate (for the first two Business Days after which such amount has not been repaid), and thereafter at the interest rate applicable to Revolving Loans or EPL Loans, as applicable, comprising such Borrowing.

-54-	-EXXI Eighth Amendment-

(jjjjj)           Section 9.3 of the Credit Agreement is hereby amended by deleting the phrase “Neither the Administrative Agent nor any other Agent nor any of their respective directors, officers, employees or agents” and inserting in place thereof the phrase “None of the Administrative Agent, any other Agent or any of their respective Affiliates or any of their respective directors, officers, employees or agents”.

(kkkkk)      Section 9.6 of the Credit Agreement is hereby amended by inserting “and EPL” immediately after “the Borrower”.

(lllll)           Section 9.9 of the Credit Agreement is hereby amended by deleting both occurrences of the phrase “Default or Borrowing Base Deficiency” and inserting in place thereof the phrase “Default, Borrowing Base Deficiency or EPL Borrowing Base Deficiency”.

(mmmmm)  Section 9.12 of the Credit Agreement is hereby amended by (x) deleting, from clause (a) of such Section 9.12, the phrase “In the event” and inserting in place thereof the phrase “Subject to the terms of Section 1.6 hereof, in the event” and (y) deleting, from clause (c) of such Section 9.12, the phrase “if permitted by Section 7.2.20”.

(nnnnn)    Section 10.1 of the Credit Agreement is hereby amended by (x) amending and restating clause (a) of such Section 10.1 to read as follows: “(a) modify clause (b) or (c) of Section 4.7, Section 4.8 (as it relates to sharing of payments) or this Section 10.1, in each case, without the consent of all Lenders;” and (y) inserting into clause (f) of such Section 10.1 the phrase “or, prior to Disqualifying Condition Termination, EPL” immediately after the defined term “Borrower”.

(ooooo)    Section 10.2 of the Credit Agreement is hereby amended by (x) inserting “EPL,” immediately after the defined term “Borrower” and (y) inserting the following new sentence as the final sentence of such Section 10.2 “Any notice received by a recipient after its normal business hours shall be deemed received upon the opening of such recipient’s next Business Day.”

(ppppp)    Section 10.4 of the Credit Agreement is hereby amended (x) inserting “, the Affiliates of each Secured Party” immediately after the phrase “indemnifies, exonerates and holds each Secured Party”, which appears in the lead-in paragraph of such Section 10.4, (y) by inserting “or EPL” immediately after the defined term “Borrower” appearing in clause (b) of such Section 10.4 and (z) inserting the following sentence as the final sentence of such Section 10.4 “No Indemnified Party referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.”

(qqqqq)    Section 10.5 of the Credit Agreement is hereby amended by inserting “and EPL” immediately after the defined term “Borrower”.

-55-	-EXXI Eighth Amendment-

(rrrrr)        Section 10.10 of the Credit Agreement is hereby amended by deleting the phrase “the Borrower may not assign” and inserting in place thereof the phrase “neither the Borrower nor EPL may assign”.

(sssss)      Section 10.11(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(ii)         each assignment (whether a partial or complete assignment) shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans (including the Revolving Loans and, prior to Disqualifying Condition Termination, the EPL Loans), and the Commitments (including, prior to Disqualifying Condition Termination, its EPL Loan Commitment) assigned and any assignment prior to Disqualifying Condition Termination that does not include the same Percentage of the Revolving Loans, the EPL Loans, the Revolving Loan Commitment and the EPL Commitment shall be null and void and of no effect; and

(ttttt)        Section 10.11(c) of the Credit Agreement is hereby amended by inserting the phrase “as to its Commitments only,” immediately following the phrase “and any Lender,”.

(uuuuu)    Section 10.11(d) of the Credit Agreement is hereby amended by (x) deleting the phrase “the Borrower, the Administrative Agent,” and inserting in place thereof the phrase “the Borrower, EPL, the Administrative Agent,”, (y) deleting the phrase “the Borrower agrees” and inserting in place thereof the phrase “the Borrower and EPL each agree” and (z) inserting “and EPL, as applicable,” immediately after the phrase “Each Lender shall, as agent of the Borrower”.

(vvvvv)   Section 10.11(e) and Section 10.11(g) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

(e)          A Participant shall not be entitled to receive any greater payment under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, as of the time of the sale of such participation, than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (and the consent of EPL with respect to any participation in any EPL Loan). A Participant that would be a Non-U.S. Credit Party if it were a Lender shall not be entitled to the benefits of Section 4.6 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower and EPL, to comply with the requirements set forth in Section 4.6 as though it were a Lender. In addition, if at the time of the sale of such participation, any greater Taxes subject to payment under Section 4.6 would apply to the Participant than applied to the applicable Lender, then such Participant shall not be entitled to any payment under Section 4.6 with respect to the portion of such Taxes as exceeds the Taxes applicable to the Lender at the time of the sale of the participation unless the Participant’s request for the Borrower’s or EPL’s prior written consent for the Participation described in the first sentence of this clause states that such greater Taxes would be applicable to such Participant, it being understood that the Participant shall be entitled to additional payments under Section 4.6 to the extent such Lender selling the participation would be entitled to any payment resulting from a Change in Law occurring after the time the participation was sold. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower or EPL, as applicable, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

-56-	-EXXI Eighth Amendment-

(g)          Notwithstanding anything to the contrary contained herein, any Lender (“Granting Lender”) may grant to a special purpose funding vehicle (a “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent, the Swing Line Lender and the Borrower, the option to provide to the Borrower or EPL, as applicable, all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower or EPL, as applicable, pursuant to this Agreement; provided that (x) nothing herein shall constitute a commitment by any SPC to make any Loans and (y) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the corresponding Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this clause, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower, and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section may not be amended without the written consent of the SPC. The Borrower and EPL each acknowledges and agrees, subject to the next sentence, that, to the fullest extent permitted under Applicable Law, each SPC, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a Lender. The Borrower and EPL shall not be required to pay any amount under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 that is greater than the amount that it would have been required to pay had no grant been made by a Granting Lender to a SPC.

-57-	-EXXI Eighth Amendment-

(wwwww)  Section 10.13 and Section 10.14 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

Section 10.13    Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, ANY ISSUER THE BORROWER OR EPL IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER AND EPL EACH IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2. THE BORROWER AND EPL EACH HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER OR EPL HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER AND EPL EACH HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

-58-	-EXXI Eighth Amendment-

Section 10.14     Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER, EACH ISSUER, THE BORROWER AND EPL HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER, SUCH ISSUER, THE BORROWER OR EPL IN CONNECTION THEREWITH. THE BORROWER AND EPL EACH ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH ISSUER ENTERING INTO THE LOAN DOCUMENTS.

(xxxxx)    Section 10.15 of the Credit Agreement is hereby amended (x) by inserting the parenthetical “(including any self-regulatory body)” immediately after the phrase “regulatory body having or claiming to have jurisdiction over such Lender” appearing in subclause (ii) of Section 10.15(a) and (y) by deleting “The Borrower hereby acknowledges” from clause (b) of such Section 10.15 and inserting in place thereof the phrase “The Borrower and EPL each hereby acknowledges”.

(yyyyy)   Section 10.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 10.16     Counsel Representation. THE BORROWER AND EPL EACH ACKNOWLEDGES AND AGREES THAT IT HAS BEEN REPRESENTED BY COMPETENT COUNSEL IN THE NEGOTIATION OF THIS AGREEMENT, AND THAT ANY RULE OR CONSTRUCTION OF LAW ENABLING THE BORROWER OR EPL, AS APPLICABLE, TO ASSERT THAT ANY AMBIGUITIES OR INCONSISTENCIES IN THE DRAFTING OR PREPARATION OF THE TERMS OF THIS AGREEMENT SHOULD DIMINISH ANY RIGHTS OR REMEDIES OF THE ADMINISTRATIVE AGENT OR THE OTHER SECURED PARTIES ARE HEREBY WAIVED BY THE BORROWER AND EPL.

(zzzzz)    Section 10.18 of the Credit Agreement is hereby amended by (x) deleting the phrase “Obligations of the Borrower to each Lender under this Agreement shall be subject” and inserting in place thereof the phrase “Obligations of the Borrower and EPL to each Lender under this Agreement and the other Loan Documents shall be subject”, (y) deleting the phrase “and any excess shall be credited to the Borrower by such Lender (or, if such consideration shall have been paid in full, such excess promptly refunded to the Borrower);” and inserting in place thereof the phrase “and any excess shall be credited to the Borrower or EPL, as applicable, by such Lender (or, if such consideration shall have been paid in full, such excess promptly refunded to the Borrower or EPL, as applicable);” and (z) inserting the phrase “or EPL, as applicable,” immediately following the phrase “detention of the indebtedness of the Borrower”.

-59-	-EXXI Eighth Amendment-

(aaaaaa)   Section 10.19 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 10.19     Collateral Matters; Hedging Agreements. The benefit of the Security Documents and of the provisions of this Agreement relating to the Collateral shall also extend to and be available to each Approved Counterparty to a Hedging Agreement with the Borrower or EPL (or any of their Subsidiaries) that is or was a Lender or an Affiliate thereof at the time such Approved Counterparty entered into such Hedging Agreement or if such Hedging Agreement was in effect on the Eighth Amendment Effective Date (but only for purposes of each such Hedging Agreement so entered or in effect and not for Hedging Agreements entered into after such Approved Counterparty ceased to be a Lender or Affiliate thereof); provided that it is the intention of the parties hereto that repayment of the Hedging Obligations of the Borrower or EPL (or any of their Subsidiaries) under any qualifying Hedging Agreement with any such Approved Counterparty from realization of any Collateral shall be subject to the terms of the Security Documents.

(bbbbbb)   Section 10.21 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 10.21 PATRIOT Act; OFAC; FCPA.

(a) Patriot Act. Each Lender hereby notifies the Borrower and EPL that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower or EPL, as applicable, which information includes the name and address of the Borrower or EPL, as applicable, and other information that will allow such Lender to identify the Borrower or EPL, as applicable, in accordance with the Patriot Act.

(b) OFAC. None of the Borrower or any of its Subsidiaries (including EPL and the other EPL Obligors) nor, to the knowledge of Borrower, any director, officer, agent, employee or Affiliate of Parent, the Borrower or any of its Subsidiaries (including EPL and the other EPL Obligors) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither the Borrower nor EPL will directly or indirectly use the proceeds of the Loans or the Letters of Credit or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

-60-	-EXXI Eighth Amendment-

(c) FCPA. None of the Borrower or any of its Subsidiaries (including EPL and the other EPL Obligors) nor, to the knowledge of Borrower, any director, officer, agent, employee or Affiliate of Parent, the Borrower or any of its Subsidiaries (including EPL and the other EPL Obligors) has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom or similar law of the European Union or any European Union Member State or similar law of a jurisdiction in which the applicable Obligor conducts its business and to which it is lawfully subject or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 3.          Amendment to Schedules and Exhibits to Credit Agreement. Effective as of the Eighth Amendment Effective Date, Schedule II and Schedule III to the Credit Agreement and Exhibits B-1, C, D, E, and K to the Credit Agreement are hereby amended and restated in their entirety to be in the forms attached to this Amendment as Schedule II, Schedule III and Exhibits B-1, C, D, E and K attached to this Amendment. The Credit Agreement is further amended effective as of the Eighth Amendment Effective Date by (i) deleting Schedule I thereto and replacing it with a new Schedule I which is in form and substance satisfactory to the Administrative Agent, a copy of which shall be delivered to the Lenders on the Eighth Amendment Effective Date and when so delivered shall constitute the Schedule I attached hereto, (ii) by adding a new Exhibit A-3 in the form of Exhibit A-3 to this Amendment immediately after Exhibit A-2 to the Credit Agreement and (iii) by adding a new Schedule IV in the form of Schedule IV to this Amendment immediately after Schedule III to the Credit Agreement; provided that such Schedule IV may be delivered for the first time on the Eighth Amendment Effective Date and when so delivered shall constitute the Schedule IV attached hereto.

Section 4.          (a) New Borrowing Base and Revolving Loan Commitments; Waiver. The Borrower and the Lenders hereby agree that effective as of the Eighth Amendment Effective Date (i) the Borrowing Base is set at $1,500,000,000 for the period from the Eighth Amendment Date to the date of the next determination of the Borrowing Base pursuant to the provisions of Section 2.8 of the Credit Agreement or, if earlier, the date of any other adjustment to the Borrowing Base pursuant to the provisions of the Credit Agreement, as the case may be and (ii) the EPL Borrowing Base is set at $475,000,000 for the period from the Eighth Amendment Effective Date to the date of the next determination of the EPL Borrowing Base pursuant to the provisions of Section 2.10 of the Credit Agreement or, if earlier, the date of any other adjustment to the EPL Borrowing Base pursuant to the provisions of the Credit Agreement, as the case may be. Each Lender hereby agrees that effective as of the Eighth Amendment Effective Date, its Revolving Loan Commitment and Percentage are as set forth in Schedule III attached to this Amendment.

(b)          The Administrative Agent and the Required Lenders hereby waive, effective retroactively as of and from March 10, 2014, the requirements of Sections 7.1.8 and 7.2.18 of the Credit Agreement and any related Event of Default under Sections 8.1.3 and 8.1.4 of the Credit Agreement solely with respect to the formation and existence of Clyde Merger Sub, Inc. as a Subsidiary of the Borrower. For the avoidance of doubt, as a result of such waiver, Clyde Merger Sub, Inc. shall not be obligated to execute a Subsidiary Guaranty or deliver any Security Documents. For the further avoidance of doubt, upon consummation of the merger of Clyde Merger Sub, Inc. with and into EPL pursuant to the Agreement and Plan of Merger dated as of March 12, 2014 among Parent, the Borrower, Clyde Merger Sub, Inc. and EPL (the “EPL Acquisition Agreement”), EPL shall be obligated to execute and deliver Loan Documents as described in Section 6(b) of this Amendment. This Section 4(b) is not and shall not be construed to be a waiver of (i) any other Section of the Credit Agreement other than Sections 7.1.8, 7.2.18, 8.1.3 and 8.1.4, or (ii) any provision of Sections 7.1.8, 7.2.18, 8.1.3 or 8.1.4 of the Credit Agreement, except with respect to the formation and existence of Clyde Merger Sub, Inc.

-61-	-EXXI Eighth Amendment-

Section 5.          Assignments. Effective on the Eighth Amendment Effective Date, each Lender hereby irrevocably sells and assigns to each other Lender hereunder and each Lender hereunder hereby irrevocably purchases and accepts subject to and in accordance with the Standard Terms and Conditions set forth in Annex 1 to Exhibit D of this Amendment so much of the Aggregate Commitment such that after giving effect to such sales and assignments, the Lenders have the respective Revolving Loan Commitments and Percentages set forth in the Commitment Schedule attached as Schedule III to this Amendment and to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Lenders (in their respective capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, the other Loan Documents or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned hereby. Such sale and assignment is without recourse to the selling Lenders and without representations or warranty by the selling Lenders except as expressly provided in paragraph 1.1 of the Standard Terms and Conditions. The Administrative Agent, the Issuers, the Swing Line Lender and the Borrower hereby consent to the foregoing sales and assignments.

Section 6.          Conditions.  (a) Amendment Effectiveness. This Amendment shall become effective as of the Effective Date (subject to the last paragraph of Section 6.2(b)) when all of the conditions set forth in this Section 6(a) have been satisfied.

(i)          Counterparts. The Administrative Agent shall have received counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of the Borrower, the Administrative Agent, the Swing Line Lender, the Issuers and all of the Lenders.

(ii)         Projections. The Lenders shall have received projections of the Borrower (giving effect to the EPL Acquisition) through December 31, 2016 in form and substance reasonably satisfactory to the Administrative Agent.

(iii)        Representations and Warranties. After giving effect to the waiver set forth in Section 4(b) of this Amendment, the representations and warranties in Section 7 below shall be true and correct on the Effective Date after giving effect to this Amendment.

(iv)        No Default. After giving effect to the waiver set forth in Section 4(b) of this Amendment, no Default or Event of Default shall have occurred or be continuing.

-62-	-EXXI Eighth Amendment-

    (b)          Eighth Amendment Effective Date. The Eighth Amendment Effective Date (the “Eighth Amendment Effective Date”) shall occur on the first Business Day when each of the conditions set forth in this Section 6(b) shall have been satisfied:

(i)          Certificate. The Administrative Agent shall have received a certificate from the Borrower certifying as to the matters set forth in Section 5.2.1 of the Credit Agreement as amended hereby, provided that each reference to a “Credit Extension” shall be deemed to be a reference to entering into this Amendment and the transactions contemplated hereby.

(ii)         Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Note or an EPL Note, a Note or an EPL Note, as applicable, payable to the order of such Lender duly executed and delivered by an Authorized Officer of the Borrower or of EPL, as applicable.

(iii)        Solvency. The Administrative Agent shall have received, with counterparts for each Lender, a solvency certificate duly executed and delivered by the chief financial or accounting Authorized Officer of each Obligor (including the EPL Obligors), dated as of the Eighth Amendment Effective Date, substantially in the form of Exhibit J to the Credit Agreement or otherwise in form and substance satisfactory to the Administrative Agent, with such certification giving effect to the EPL Acquisition and the Credit Extensions on the Eighth Amendment Effective Date.

(iv)        Guaranties. The Administrative Agent shall have received, with counterparts for each Lender, a Guaranty (or amendments or supplements thereto in the case of any existing Guaranty) in form and substance satisfactory to the Administrative Agent, dated as of the Eighth Amendment Effective Date, duly executed and delivered by the applicable Obligors.

(v)         Security Agreements. The Administrative Agent shall have received, with counterparts for each Lender, a Security Agreement (or amendments or supplements thereto in the case of any existing Security Agreements) in form and substance satisfactory to the Administrative Agent, each dated as of the Eighth Amendment Effective Date, duly executed and delivered by the applicable Obligors.

(vi)        UCC Searches. The Administrative Agent shall have received certified copies of UCC Requests for Information or Copies (Form UCC-11) or a similar search report, dated a date reasonably near to the Eighth Amendment Effective Date, listing all effective financing statements that name any Obligor (under its present name and any previous names) as the debtor, together with copies of such financing statements (with evidence of Liens only as permitted by Section 7.2.3 of the Credit Agreement, as amended hereby, or otherwise reasonably satisfactory to the Administrative Agent).

-63-	-EXXI Eighth Amendment-

(vii)       Insurance. The Administrative Agent shall have received (A) a certificate, in form and substance reasonably satisfactory to the Administrative Agent, from the Borrower’s and its Subsidiaries’ insurance broker(s), dated as of (or a date reasonably near) the Eighth Amendment Effective Date relating to each insurance policy required to be maintained pursuant to Section 7.1.4 of the Credit Agreement, identifying types of insurance and the insurance limits of each such insurance policy and naming the Administrative Agent as loss payee, and each of the Secured Parties as an additional insured, as appropriate, to the extent required under Section 7.1.4 of the Credit Agreement and (B) to the extent not provided in the foregoing clause (A), a summary of casualty, property and other insurance policies currently in effect and maintained by or on behalf of the Borrower and its Subsidiaries provided by an insurance broker and stating that such insurance is in full force and effect and that all premiums due have been paid, in form and substance satisfactory to the Administrative Agent.

(viii)      Mortgages. The Administrative Agent shall have received counterparts of Mortgages in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by the applicable EPL Obligors in a sufficient number of counterparts for the due recording in each applicable recording office, granting to the Administrative Agent (or a trustee appointed by the Administrative Agent) for the benefit of the Secured Parties first and prior Liens on Oil and Gas Properties such that (A) as of the Eighth Amendment Effective Date, the Mortgaged Properties constitute at least eighty-five percent (85%) of the total value of the Proved Reserves of the Borrower and its Subsidiaries (including the EPL Obligors) and at least eighty-five percent (85%) of the total value of the Proved Developed Producing Reserves of the Borrower and its Subsidiaries (including the EPL Obligors), and (B) the EPL Mortgaged Properties constitute at least eighty-five percent (85%) of the total value of the Proved Reserves of EPL and its Subsidiaries and at least eighty-five percent (85%) of the total value of the Proved Developed Producing Reserves of EPL and its Subsidiaries, as well as such other agreements, documents and other writings as may be reasonably requested by the Administrative Agent, including, without limitation, UCC-1 financing statements, together with:

(1)         evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgages as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create a valid, perfected first priority Lien against the properties purported to be covered thereby;

(2)         a certificate from an Authorized Officer of the Borrower certifying that, the Mortgaged Properties constitute at least eighty-five percent (85%) of the total value of the Proved Reserves of the Borrower and its Subsidiaries (including the EPL Obligors) and at least eighty-five percent (85%) of the total value of the Proved Developed Producing Reserves of the Borrower and its Subsidiaries (including the EPL Obligors), and that the EPL Mortgaged Properties constitute at least eighty-five percent (85%) of the total value of the Proved Reserves of EPL and its Subsidiaries and at least eighty-five percent (85%) of the total value of the Proved Developed Producing Reserves of EPL and its Subsidiaries; and

(3)         such other approvals, opinions, or documents as the Administrative Agent may reasonably request in form and substance reasonably satisfactory to the Administrative Agent.

-64-	-EXXI Eighth Amendment-

(ix)     Opinions. The Administrative Agent shall have received opinions, dated the Eighth Amendment Effective Date and addressed to the Administrative Agent and all Lenders, from:

(A)         Gray, Reed & McGraw, P.C., special New York and Texas counsel to the Obligors in form and substance, satisfactory to the Administrative Agent; and

(B)         Phelps Dunbar LLP, local Louisiana and Mississippi counsel to the Obligors in form and substance, satisfactory to the Administrative Agent.

(x)      PATRIOT Act Disclosures. The Administrative Agent and each Lender shall have received all PATRIOT Act disclosures requested by them prior to the Eighth Amendment Effective Date.

(xi)     EPL Acquisition, etc. The following shall have occurred on or before the Eighth Amendment Effective Date:

(A)         The Administrative Agent shall have received reasonably satisfactory evidence that Clyde Merger Sub, Inc. shall be merged with and into EPL with EPL surviving such merge in accordance with the EPL Acquisition Agreement, and no provision of the EPL Acquisition Agreement shall have been waived, amended, supplemented or otherwise modified in a manner material and adverse to the Lenders without the written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed);

(B)         The Administrative Agent shall have received reasonably satisfactory evidence that (1) substantially all of the Indebtedness (including commitments in respect thereof) of EPL (excluding the 2011 EPL Debt and the 2012 EPL Debt) existing on or prior to the Eighth Amendment Effective Date (other than Indebtedness under the Credit Agreement) and (2) all obligations under the Amended and Restated Credit Agreement, dated as of October 31, 2012 (and as amended, supplemented, restated or otherwise modified from time to time) by and among EPL, the financial institutions from time to time party thereto, and Bank of Montreal, as Administrative Agent), shall be repaid (or cancelled) on terms satisfactory to the Administrative Agent and all related Liens, mortgages and security interests shall have been released or arrangements shall have been made which are reasonably satisfactory to the Administrative Agent for the repayment thereof and release of all such related Liens, mortgages and security interests.

(xii)        Approvals. All governmental and third party approvals required under the EPL Acquisition Agreement shall have been obtained and be in full force and effect on terms reasonably satisfactory to the Administrative Agent. No Governmental Authority (as defined in the Acquisition Agreement) shall have issued, promulgated, enforced or entered any order, temporary restraining order, preliminary or permanent injunction, or other legal restraint or prohibition that is continuing and which prevents the consummation of the EPL Acquisition. There shall not be any pending suit, action or proceeding asserted by any Governmental Authority challenging or seeking to restrain or prohibit the consummation of the EPL Acquisition or the transactions contemplated under the EPL Acquisition Agreement.

-65-	-EXXI Eighth Amendment-

(xiii)       Closing Certificate; Certified Articles of Incorporation; Good Standing Certificates, etc. The Administrative Agent shall have received a certificate of each Obligor, dated the Eighth Amendment Effective Date, in form and substance satisfactory to the Administrative Agent, with appropriate attachments, including (A) copies of the Organic Documents of each Obligor certified by the relevant authority of the jurisdiction of organization of such Obligor or stating with respect to Obligors for whom Organic Documents have previously been delivered to the Administrative Agent that such Organic Documents remain in full force and effect and have not been amended or modified (or to the extent of any amendment or modification, attaching copies of such amendments or modification), (B) a long form good standing certificate, certificate of status or certificate of limited partnership or limited liability company, as applicable (in each case, if available in such jurisdiction), for each Obligor from its jurisdiction of organization, (C) resolutions of its board of directors or other appropriate governing body with respect to the authorization of the Borrower or such Obligor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in this Amendment and the other Loan Documents, (D) a list of the officers of the Borrower or such Obligor (y) who are authorized to sign the Loan Documents to which the Borrower or such Obligor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Credit Agreement and the transactions contemplated thereby, together with specimen signatures of such Authorized Officers, and (E) in the case of the certificate of the Borrower, a true and complete copy of the EPL Acquisition Agreement. The Administrative Agent and the Lenders may conclusively rely on such certificates until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(xiv)      Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (A) the certificates representing the shares or units of Capital Securities (to the extent certificated) of the EPL Obligors pledged pursuant to the Security Agreements, together with an undated stock power or transfer form for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (B) each promissory note (if any) of the EPL Obligors pledged to the Administrative Agent pursuant to the Security Agreements endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(xv)       Representations and Warranties. The representations and warranties in Section 7 below shall be true and correct on the Eighth Amendment Effective Date after giving effect to (1) the EPL Acquisition, (2) this Amendment, including the execution and delivery of the agreements and instruments and satisfaction of the matters provided in this Section 6(b), and (3) the Credit Extensions to be made on such date.

-66-	-EXXI Eighth Amendment-

(xvi)      No Default, etc. After giving effect to the EPL Acquisition and the Credit Extensions to be made on the Eighth Amendment Effective Date, and Section 4(b) of this Amendment, no Default, Event of Default, Borrowing Base Deficiency, or EPL Borrowing Base Deficiency shall have occurred and be continuing.

(xvii)     Fees and Expenses. The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Section 3.3 of the Credit Agreement and, if then invoiced, pursuant to Section 10.3 of the Credit Agreement. In addition, the Administrative Agent shall have received for the account of each Lender such upfront fees as the Borrower and the Administrative Agent shall have agreed.

(xviii)    Joinder Agreement. EPL shall have executed and delivered to the Administrative Agent in sufficient numbers of signed counterparts to provide an original to each Lender, a Joinder Agreement substantially in the form of Annex I to this Amendment (as amended, modified or supplemented from time to time the “Joinder Agreement”).

(xix)       Title Information. The Administrative Agent shall have received such title information with respect to EPL’s Oil and Gas Properties as the Administrative Agent shall have requested.

(xx)        Other Documents. The Administrative Agent shall have received such other documents, instruments and amendments to the Loan Documents as it may reasonably request.

Notwithstanding the foregoing, in the event that the conditions set forth in this Section 6(b) shall not have been satisfied in full on or before June 10, 2014, then this Amendment shall terminate automatically and shall be of no force or effect.

Section 7.          Representations and Warranties. The Borrower hereby represents and warrants that (after giving effect to the waiver set forth in Section 4(b) hereto):

(a)          the representations and warranties of the Obligors contained in the Loan Documents are true and correct in all material respects (except for representations and warranties which are qualified by a materiality qualifier, which shall be true and correct in all respects), other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct in all material respects (except for representations and warranties which are qualified by a materiality qualifier, which shall be true and correct in all respects) as of such earlier date;

(b)          the execution, delivery and performance by the Borrower and each other Obligor of this Amendment and the other Loan Documents have been duly authorized by all necessary corporate, partnership, limited liability company or other action required on their part and this Amendment, along with the Credit Agreement as amended hereby and the other Loan Documents, each constitutes the legal, valid and binding obligation of each Obligor a party thereto enforceable against them in accordance with its terms, except as its enforceability may be affected by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

-67-	-EXXI Eighth Amendment-

(c)          neither the execution, delivery and performance of this Amendment by the Borrower and each other Obligor, the performance by them of the Credit Agreement as amended hereby, nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of any Obligor’s certificate or articles of incorporation or bylaws or other similar documents, or agreements, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Obligor or any of its Subsidiaries is a party or by which any Obligor or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to Administrative Agent on or before the date hereof; and

(d)          no Default, Event of Default, Borrowing Base Deficiency or EPL Borrowing Base Deficiency has occurred and is continuing.

Section 8.          Loan Document; Ratification.

(a)          This Amendment is a Loan Document. Each reference to the Credit Agreement in any Loan Document will deemed to be a reference to the Credit Agreement as amended by this Amendment.

(b)          The Borrower and each other Obligor hereby ratifies, approves and confirms in every respect all the terms, provisions, conditions and obligations of the Credit Agreement as amended hereby and each of the other Loan Documents including without limitation all Mortgages, Security Agreements, Guaranties, Control Agreements and other Security Documents, to which it is a party.

Section 9.          Costs and Expenses. As provided in Section 10.3 of the Credit Agreement, the Borrower agrees to reimburse Administrative Agent for all fees, costs, and expenses, including the reasonable fees, costs, and expenses of counsel or other advisors for advice, assistance, or other representation, in connection with this Amendment and any other agreements, documents, instruments, releases, terminations or other collateral instruments delivered by the Administrative Agent in connection with this Amendment.

Section 10.         GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 11.         Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

-68-	-EXXI Eighth Amendment-

Section 12.         Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts. Any signature hereto delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

Section 13.         No Waiver. Except as expressly set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any default of the Borrower or any other Obligor or any right, power or remedy of the Administrative Agent or the other Secured Parties under any of the Loan Documents, nor constitute a waiver of (or consent to departure from) any terms, provisions, covenants, warranties or agreements of any of the Loan Documents. The parties hereto reserve the right to exercise any rights and remedies available to them in connection with any present or future defaults with respect to the Credit Agreement or any other provision of any Loan Document.

Section 14.         Successors and Assigns. This Amendment shall be binding upon the Borrower and each other Obligor party hereto and their successors and permitted assigns and shall inure, together with all rights and remedies of each Secured Party hereunder, to the benefit of each Secured Party and their respective successors, transferees and assigns.

Section 15.         Entire Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(Signature Pages Follow)

-69-	-EXXI Eighth Amendment-

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

ENERGY XXI GULF COAST, INC.

By:	/s/ Ben Marchive
Name: Ben Marchive
Title: President

THE ROYAL BANK OF SCOTLAND plc, as the Administrative Agent, an Issuer and a Lender

By:	/s/ Sanjay Remond
Name: Sanjay Remond
Title: Director

WELLS FARGO BANK, N.A., as an Issuer and Lender

By:	/s/ Betsy Jocher
Name: Betsy Jocher
Title: Director

AMEGY BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Kevin A. James
Name: Kevin A. James
Title: Vice President

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ Alan Dawson
Name: Alan Dawson
Title: Director

TORONTO DOMINION (TEXAS) LLC, as Lender

By:	/s/ Masood Fikree
Name: Masood Fikree
Title: Authorized Signatory

CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By:	/s/ Mack Lambert
Name: Mack Lambert
Title: Vice President

NATIXIS, New York Branch, as Lender

By:	/s/ Justin Bellamy
Name: Justin Bellamy
Title: Director

By:	/s/ Stuart Murray
Name: Stuart Murray
Title: Managing Director

BARCLAYS BANK PLC, as Lender

By:	/s/ Vanessa A. Kurbatskiy
Name: Vanessa A. Kurbatskiy
Title: Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender

By:	/s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

By:	/s/ Samuel Miller
Name: Samuel Miller
Title: Authorized Signatory

ING CAPITAL LLC, as Lender

By:	/s/ Juli Bieser
Name: Juli Bieser
Title: Director

By:	/s/ Michael Price
Name: Michael Price
Title: Managing Director

REGIONS BANK, as Lender and as Swing Line Lender

By:	/s/ Daniel G. Steele
Name: Daniel G. Steele
Title: Senior Vice President

CITIBANK, N.A., as Lender

By:	/s/ Peter Kardos
Name: Peter Kardos
Title: Vice President

UBS AG, STAMFORD BRANCH, as Issuer and Lender

By:	/s/ Lana Gifas
Name: Lana Gifas
Title: Director - Banking Products Services, US

By:	/s/ Jennifer Anderson
Name: Jennifer Anderson
Title: Associate Director - Banking Product Services, US

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

By:	/s/ Michael Getz
Name: Michael Getz
Title: Vice President

By:	/s/ Michael Winters
Name: Michael Winters
Title: Vice President

COMMONWEALTH BANK OF AUSTRALIA, as Lender

By:	/s/ Damien Podagiel
Name: Damien Podagiel
Title: Senior Associate

COMERICA BANK, as Lender

By:	/s/ Jeffery Treadway
Name: Jeffery Treadway
Title: Senior Vice President

FIFTH THIRD BANK, as Lender

By:	/s/ Justin Crawford
Name: Justin Crawford
Title: Director

ABN AMRO CAPITAL USA LLC, as Lender

By:	/s/ David Montgomery
Name: David Montgomery
Title: Executive Director

By:	/s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

SUMITOMO MITSUI BANKING CORPORATION, as Lender

By:	/s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

KEYBANK NATIONAL ASSOCIATION, as Lender

By:	/s/ George E. McKean
Name: George E. McKean
Title: Senior Vice President

SANTANDER BANK, N.A., as Lender

By:	/s/ Aidan Lanigan
Name: Aidan Lanigan
Title: Senior Vice President

By:	/s/ Puiki Lok
Name: Puiki Lok
Title: Vice President

WHITNEY BANK, as Lender

By:	/s/ David E. Sisler
Name: David E. Sisler
Title: Senior Vice President

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as Lender

By:	/s/ Daria Mahoney
Name: Daria Mahoney
Title: Authorized Signatory

By:	/s/ Trudy Nelson
Name: Trudy Nelson
Title: Authorized Signatory

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender

By:	/s/ Dennis E. Petito
Name: Dennis E. Petito
Title: Managing Director

By:	/s/ Michael D. Willis
Name: Michael D. Willis
Title: Managing Director

IBERIABANK, as Lender

By:	/s/ W. Bryan Chapman
Name: W. Bryan Chapman
Title: EVP & Energy Lending Manager

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Sandra Aultman
Name: Sandra Aultman
Title: Managing Director

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

ENERGY XXI GOM, LLC

By:	/s/ Ben Marchive
Name: Ben Marchive
Title: President

ENERGY XXI TEXAS ONSHORE, LLC

By:	/s/ Ben Marchive
Name: Ben Marchive
Title: President

ENERGY XXI ONSHORE, LLC

By:	/s/ Ben Marchive
Name: Ben Marchive
Title: President

ENERGY XXI PIPELINE, LLC

By:	/s/ Ben Marchive
Name: Ben Marchive
Title: President

ENERGY XXI LEASEHOLD, LLC

By:	/s/ Ben Marchive
Name: Ben Marchive
Title: President

ENERGY XXI PIPELINE II, LLC

By:	/s/ Ben Marchive
Name: Ben Marchive
Title: President

MS ONSHORE, LLC

By:	/s/ Ben Marchive
Name: Ben Marchive
Title: President

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN IN ITS CAPACITY AS GUARANTOR UNDER ITS LIMITED RECOURSE GUARANTY AND GRANTOR UNDER ITS PLEDGE AGREEMENT AND IRREVOCABLE PROXY DELIVERED IN CONNECTION WITH THE FIRST LIEN CREDIT AGREEMENT:

ENERGY XXI USA, INC.

By:	/s/ Ben Marchive
Name: Ben Marchive
Title: President